UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.__ )
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Calgon Carbon Corporation

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CALGON CARBON CORPORATION	400 CALGON CARBON DRIVE	PITTSBURGH, PA 15205

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Calgon Carbon Corporation at 1:00 p.m., Eastern Time, on Thursday, April 22, 2010 at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania 15205.

Information about the business of the meeting and the nominees for election as Directors is set forth in the notice of the meeting and the Proxy Statement, which are attached. This year you are asked to: (i) elect three Directors for the Class of 2013 and (ii) ratify the appointment of the independent registered public accounting firm for 2010.

It is important that your shares be represented at the meeting. Even if you plan to attend the meeting in person, we hope that you will send a proxy voting on the matters to be considered. Please sign, date and return your proxy in the enclosed envelope as promptly as possible.

Very truly yours,

John S. Stanik
President and
Chief Executive Officer

March 15, 2010

CALGON CARBON CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Calgon Carbon Corporation will be held at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania 15205, on Thursday, April 22, 2010 at 1:00 p.m., Eastern Time, for the following purposes:

(1)  To elect three Directors for the Class of 2013 (Proposal 1);

(2)	To ratify the appointment of the independent registered public accounting firm of the Company for 2010 (Proposal 2); and

(3)	To transact such other business as may properly come before the meeting.

Please refer to the accompanying Proxy Statement for a description of the matters to be considered at the meeting.

Holders of record of the Company’s Common Stock as of the close of business on March 11, 2010 are entitled to notice of and to vote at the meeting.

Please sign, date and return the enclosed proxy promptly in the envelope provided, which requires no United States postage.

Richard D. Rose
Vice President, General Counsel and Secretary

March 15, 2010

CALGON CARBON CORPORATION

PROXY STATEMENT

CALGON CARBON CORPORATION

PROXY STATEMENT

Annual Meeting of Stockholders

April 22, 2010

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting
to be held on April 22, 2010

The 2010 Proxy Statement and the Annual Report to Stockholders for the year ended
December 31, 2009 are also available at www.proxydocs.com/ccc

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Calgon Carbon Corporation (the “Company”) for use at the Annual Meeting of Stockholders to be held at 1:00 p.m., Eastern Time, on Thursday, April 22, 2010 at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania 15205. The accompanying Notice of Annual Meeting of Stockholders sets forth the purposes of the meeting.

The enclosed proxy may be revoked at any time before its exercise by giving written notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board will be voted at the meeting. If a choice is specified on the proxy with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with that specification. If no choice is specified, the shares will be voted as stated below in this Proxy Statement. If, however, you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may be treated as “broker non-votes.” Generally, broker non-votes occur when a broker is not permitted to vote on a particular matter without instructions from the beneficial owner and instructions have not been given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as the election of Directors, although they may vote their clients’ shares on “routine” proposals such as the ratification of the independent registered public accounting firm. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

It is expected that this Proxy Statement and the accompanying form of proxy will first be mailed to stockholders on or about March 15, 2010. The Company’s Annual Report to Stockholders for 2009 is enclosed with this Proxy Statement but does not form a part of the proxy soliciting material. The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy soliciting material, regular employees of the Company may solicit proxies by mail, telephone, electronic means and personal interview. The Company may also hire a proxy solicitation firm or may request brokerage houses and other nominees or fiduciaries to forward copies of the proxy soliciting material and the 2009 Annual Report to beneficial owners of the stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so.

VOTING SECURITIES AND RECORD DATE

Holders of the Company’s Common Stock of record as of the close of business on March 11, 2010 are entitled to receive notice of and to vote at the meeting. At the record date, the Company had outstanding 56,159,186 shares of Common Stock, the holders of which are entitled to one vote per share. The Company does not have cumulative voting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Management

The following table shows the number of shares of Common Stock beneficially owned as of March 1, 2010 by each Director of the Company and by John S. Stanik, Leroy M. Ball, C.H.S. (Kees) Majoor, Robert P. O’Brien, Dennis M. Sheedy and James A. Sullivan, the named executive officers of the Company in the Summary Compensation Table, and by all current Directors and executive officers of the Company as a group. The Company has stock ownership guidelines for its executive officers which are described under “Stock Ownership Policy” on page 20 of this Proxy Statement. Unless otherwise indicated in the footnotes to the table, each person named and all Directors and executive officers as a group have sole voting power and sole investment power with respect to the shares. As used herein, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, the security). A person is deemed to have “beneficial ownership” of any security that the person has the right to acquire within 60 days after the record date.

	Number of	Percent
Name of Beneficial Owner	Shares(1)	of Class

J. Rich Alexander	2,870	*
Robert W. Cruickshank	23,710	*
Randall S. Dearth	9,514	*
William J. Lyons(2)	12,077	*
William R. Newlin(2)(3)	112,062	*
Julie S. Roberts(2)	76,348	*
Timothy G. Rupert	36,821	*
Seth E. Schofield	19,978	*
John S. Stanik(2)	584,563	1.04%
Leroy M. Ball(4)	248,018	*
C.H.S. (Kees) Majoor	268,400	*
Robert P. O’Brien(5)	200,945	*
Dennis M. Sheedy(6)	4,961	*
James A. Sullivan	21,763	*
All current Directors and executive officers as a group (15 persons)(2)(3)(4)(5)(6)	1,803,040	3.16%

*	Less than 1%.

(1)	Includes (i) options for 2,000 shares in the case of Mr. Dearth, 65,670 shares in the case of Ms. Roberts, and 16,051 shares in the case of each of Messrs. Newlin and Rupert, granted under the Company’s 1993 Non-Employee Directors’ Stock Option Plan; (ii) 2,870 shares of restricted stock in the case of Mr. Alexander, 4,088 shares of restricted stock in the case of Mr. Lyons, and 4,756 shares of restricted stock in the case of each of Messrs. Cruickshank, Dearth, Newlin, Rupert, and Schofield and Ms. Roberts; (iii) 366,000 shares underlying unexercised options and 28,518 time vesting restricted shares in the case of Mr. Stanik; 180,000 shares underlying unexercised options and 8,933 time vesting restricted shares in the case of Mr. Ball; 171,900 shares underlying unexercised options and 6,066 time vesting restricted shares in the case of Mr. Majoor; 88,235 shares underlying unexercised options and 6,066 time vesting restricted shares in the case of Mr. O’Brien; and 2,100 shares underlying unexercised options and 4,159 time vesting restricted shares in the case of Mr. Sullivan, granted under the Company’s stock plans; and (iv) 1,060,107 shares underlying unexercised options and 98,469 time vesting restricted shares in the case of all current Directors and executive officers as a group, in each case granted under the aforementioned plans. The “percent of class” set forth above for any individual and the group (but not for the other individuals listed above) is computed as though such shares optioned to such individual or the group, as the case may be, were outstanding.

(2)	Includes 7,400 shares as to which Mr. Lyons shares voting and investment power with his wife; 3,950 shares as to which Mr. Newlin shares voting and investment power with his wife; 5,000 shares as to which Ms. Roberts shares voting and investment power with her husband; 5,000 shares as to which Mr. Stanik shares voting and investment power with his wife; and 250 shares as to which Mr. Rose shares voting and investment power with his wife. Does not include 1,100 shares held by Mr. Newlin’s wife in a trust account, for which Mr. Newlin does not have voting or investment power.

(3)	Includes 40,550 shares held indirectly by Mr. Newlin through a retirement plan.

(4)	Includes 19,499 shares pledged by Mr. Ball as collateral for personal loans.

(5)	Includes 6,930 shares held by Mr. O’Brien under the Company’s defined contribution plan.

(6)	Mr. Sheedy is no longer employed by the Company.

Other Beneficial Owners

Information as of December 31, 2009 with respect to the only persons not otherwise disclosed in the management table and known by the Company to be a beneficial owner of more than 5% of the Company’s Stock as of March 1, 2010 is as follows:

	Beneficial Ownership
	of Common Stock
	Number of	Percent
Name and Address	Shares	of Class

Wells Fargo and Company (“Wells”)	3,995,222	7.14%
420 Montgomery Street San Francisco, CA 94104

Wells Capital Management Incorporated 525 Market Street, 10th Floor San Francisco, CA 94105

The foregoing information is taken from a Schedule 13G filed with the Securities and Exchange Commission (the “SEC”) on January 20, 2010 by Wells and its affiliates reflecting ownership as of December 31, 2009. The filing states that Wells has sole voting power with respect to 3,350,549 shares, sole dispositive power with respect to 3,921,206 and shared dispositive power with respect to 150 shares, with other amounts listed in its filing for its affiliates.

	Beneficial Ownership
	of Common Stock
	Number of	Percent
Name and Address	Shares	of Class

BlackRock, Inc.	4,258,546	7.61%
40 East 52nd Street New York, NY 10022

The foregoing information is taken from a Schedule 13G filed with the SEC on January 29, 2010 by BlackRock, Inc. and its subsidiaries reflecting ownership as of December 31, 2009. BlackRock, Inc. reports that it has sole voting and sole dispositive power with respect to all 4,258,546 shares.

	Beneficial Ownership
	of Common Stock
	Number of	Percent
Name and Address	Shares	of Class

Invesco Ltd. (“Invesco”)	3,955,455	7.1%
1555 Peachtree Street NE Atlanta, GA 30309

Invesco PowerShares Capital Management
Invesco Aim Advisors, Inc.
Invesco National Trust Company

The foregoing information is taken from a Schedule 13G filed with the SEC on February 11, 2010 by Invesco and its affiliates reflecting ownership as of December 31, 2009. The filing states that Invesco PowerShares Capital Management has sole voting and sole dispositive power with respect to 2,969,797 shares; Invesco Aim Advisors, Inc. has sole voting and sole dispositive power with respect to 975,658 shares; and Invesco National Trust Company has sole voting power with respect to 10,000 shares.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The business of the Company is under general supervision of a Board of Directors (the “Board”) as provided by the laws of the State of Delaware, the Company’s state of incorporation. The Board has established committees to assist it, consisting of the Executive Committee, the Compensation Committee, the Audit Committee and the Governance Committee. A current copy of each committee’s charter is available to stockholders at the Company’s website at www.calgoncarbon.com.

Executive Committee. Following the Annual Meeting, the Executive Committee will consist of Messrs. Schofield (Chairman), Rupert and Cruickshank and Ms. Roberts. The Executive Committee meets during the intervals between meetings of the Board, when prompt action is needed and it is impossible or inconvenient to convene a full meeting of the Board, and may exercise limited powers granted by the Board in the management of the business and affairs of the Company.

Compensation Committee. Following the Annual Meeting, the Compensation Committee will consist of Messrs. Rupert (Chairman), Cruickshank, Schofield and Dearth. All members of the Compensation Committee are independent as defined by the New York Stock Exchange standards for director independence. The Compensation Committee’s overall responsibility is to determine and implement the Company’s general policies with respect to the compensation of its executive officers. The Compensation Committee determines the base salary payable to each executive officer, as well as the short-term cash incentive, if any, payable to each executive officer, and to certain key employees, pursuant to the Company’s short-term cash incentive plan or otherwise. The Compensation Committee’s other duties include reviewing annually the succession plan for each executive officer in conjunction with the Governance Committee; evaluating the post-service arrangements with the executive officers; approving the report on executive compensation for inclusion in the Company’s annual proxy statement; reviewing and discussing with management the Compensation Discussion & Analysis to be included in the Company’s annual proxy statement; the creation, amendment and termination of certain employee benefit plans; and making administrative amendments to any director plans. The Compensation Committee also administers the Company’s 2008 Equity Incentive Plan, has the authority to make long-term incentive awards thereunder and is responsible for evaluating whether the executives have met their applicable performance levels thereunder. Other matters related to the compensation of executive officers and key employees, such as the terms of employment contracts and certain employee benefits, are also reviewed by the Compensation Committee.

The Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Compensation Committee. In addition, the Compensation Committee may delegate to Company officers or a committee of employees any of its responsibilities with respect to non-equity based plans including, but not limited to, plans created pursuant to the Employee Retirement Income Security Act of 1974 and employment practices created consistent with the various state laws.

The Compensation Committee engages an outside compensation consultant, Towers Watson & Co. (“Towers Watson” or the “consultant”), to provide advice and recommendations on the amount and form of executive and director compensation. In addition to such services, during the Company’s last fiscal year, the Company also engaged Towers Watson to provide additional services, including, but not limited to, actuarial services, pension plan consulting services, union negotiation assistance and participation in meetings. The Compensation Committee approved such other services. The aggregate fees paid to Towers Watson for determining and recommending the amount and form of executive and director compensation during the last fiscal year was $160,524.39 and the aggregate fees paid to Towers Watson for the other services was $318,401.17.

Audit Committee. Following the Annual Meeting, the Audit Committee will consist of Ms. Roberts (Chairperson) and Messrs. Dearth, Lyons and Alexander. All members of the Audit Committee are independent, as defined by the New York Stock Exchange standards for director independence. Ms. Roberts and Mr. Lyons have been designated by the Board as the Audit Committee’s “financial experts,” as required by the Sarbanes-Oxley Act of 2002 and the SEC regulations thereunder. The Audit Committee operates under a charter, which is intended to comply with the requirements of the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange corporate governance requirements.

The Audit Committee’s duties include:

•	the annual recommendation to the Board of the selection (subject to stockholder ratification) of our independent registered public accounting firm
•	approval of the audit and non-audit fees and services of our independent registered public accounting firm
•	responsibility for determining the independence of such independent registered public accounting firm

The Audit Committee has such other duties and responsibilities as are set forth in its written charter. These other duties and responsibilities include reviewing annually the report of the independent registered public accounting firm; reviewing annually the scope of the independent registered public accounting firm’s audit; meeting periodically with the independent registered public accounting firm and management; reviewing the Company’s systems of internal accounting and financial controls, and disclosure controls and procedures, and determining whether they are functioning adequately and reliably; assessing the performance and scope of internal audit services; reviewing and discussing with management the audited annual and quarterly financial statements of the Company and the Company’s SEC filings; reviewing and discussing with management the form and content of the notes to the financial statements and Management’s Discussion and Analysis of the financial statements; receiving and reviewing reports from management regarding compliance with corporate policies dealing with business conduct; reviewing business expense reporting; reviewing the Company’s contingency plans in the event of a failure of its information technology systems; investigating and reporting to the Board as to any alleged breach of law or of the Company’s internal policies which is brought to its attention; reviewing the audit reports of the Company’s benefit plans; preparing the Audit Committee’s report for inclusion in the Company’s annual proxy statement; establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing and the confidentiality thereof; and discussing and reviewing risk assessment strategies. Each year the Audit Committee evaluates the performance of the independent registered public accounting firm and recommends to the Board the retention or, if appropriate, replacement of the independent registered public accounting firm. The Audit Committee also carries out other assignments given to it from time to time by the Board.

Governance Committee. Following the Annual Meeting, the Governance Committee will consist of Messrs. Cruickshank (Chairman), Lyons, Newlin and Alexander. All members of the Governance Committee are independent as determined under the New York Stock Exchange standards for director independence. The Governance Committee is responsible for the functioning of the Board and its committees, with the goal of causing the Board and its committees to satisfactorily address the major issues related to the performance and well-being of the Company. Among the duties of the Governance Committee is to review the size and composition of the Board and to make recommendations with respect to nominations for election or appointment of Directors. The Governance Committee has responsibility for reviewing, with the Board if appropriate, the Company’s executive management succession plan for positions within that structure. The Governance Committee also periodically reviews legislative and regulatory issues affecting the Company as well as public interest issues identified by management as likely to affect the Company.

The Governance Committee follows the guidelines of the Company and examines, among other things, the following qualifications and skills of director candidates—their business or professional experience, their integrity and judgment, their records of public service, their ability to devote sufficient time to the affairs of the Company, the diversity of backgrounds and experience they will bring to the Board, and the needs of the Company. The Governance Committee also believes that all nominees should be individuals of substantial accomplishment with demonstrated leadership capabilities. The Governance Committee does not have a formal policy with regard to the consideration of diversity in indentifying nominees for Director.

The Governance Committee will principally solicit suggestions from current Directors to identify potential candidates for Director, using the criteria described above. The Governance Committee may also employ the assistance of a search firm. The Governance Committee will consider nominees recommended by stockholders provided that stockholders submit the names of nominees and the other information required by Section 1.08 of the by-laws of the Company in writing to the Secretary of the Company. Such information should be received no earlier than November 15, 2010 and no later than January 14, 2011 with respect to nominations for election at the 2011 Annual Meeting of Stockholders.

During 2009, the Compensation Committee held five meetings and executed one written consent in lieu of a meeting, the Governance Committee held three meetings, the Audit Committee held eight meetings and the Executive Committee held one meeting and executed one written consent in lieu of a meeting. The Board held ten meetings during 2009. All of the Company’s directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the period for which he or she has been a Director and (2) the total number of meetings held by all committees of the Board on which he or she served during the periods that he or she served as a Director.

Board’s Leadership Structure and Role in Risk Management

The Company’s principal executive officer serves as the Chairman of the Board. The Company believes that this leadership structure is appropriate due to the complexity and technical nature of the Company’s business. Mr. Stanik’s experience in leadership positions throughout the Company during his tenure, as well as his role in developing and executing the strategic plan, is critical to the Company’s future results. In addition to the Chairman of the Board, the Company has a lead independent director, Mr. Schofield (the “Lead Director”). Mr. Schofield’s varied career experience and his history on the Board gives him important insight into the complexity of the Company’s operations.

The Company has established a Risk Management Committee, which consists of members of middle and upper management and is responsible for identifying risks to the Company, developing a plan to address those risks and overseeing the implementation of such plan and the mediation of additional risks as they arise. The Audit Committee has oversight responsibility for the Risk Management Committee, which includes an annual assurance that there is an Enterprise Risk Management Plan and risk assessment, periodic review of the progress against the Enterprise Risk Management Plan and assurance that the Board is aware of the risk assessment results and conclusions about risk tolerance and mitigation. Each year in September, the full Board receives a report on the progress of the Enterprise Risk Management Plan.

Risk Management and Compensation

The Compensation Committee has reviewed the Company’s management of risk as it relates to the Company’s overall compensation philosophy. The Compensation Committee hired Towers Watson to aid in this review. The Compensation Committee believes, for the reasons noted below, that (1) the Company’s compensation program does not encourage excessive risk-taking and (2) the Company takes reasonable steps to mitigate any risks related to compensation.

•	Compensation Committee Oversight: The Compensation Committee has oversight over the short-term cash incentive plans and the 2008 Equity Incentive Plan. The Committee also has discretion to modify awards for plans over which it has authority and the ability to recoup certain payments.

•	Compensation Mix: The compensation program is an appropriate mix of cash (salary and short-term incentive awards) and equity compensation. Short-term incentive awards represent less than 25% of the compensation mix for all executives, align with the market and the Company’s peers and are linked to corporate and/or business unit performance. Equity incentives are positioned at the market median and are granted annually to all executives. Long-term incentive awards are linked to stockholder returns.

•	Specific Plan Formulations: The Company’s incentive plans are linked to specific award formulas (with discretion granted to the Compensation Committee to modify calculated awards as it deems appropriate), have payout ceilings in place and align with market practice. The Company has stock ownership guidelines in place for all Company executives.

•	Performance Metrics: The Company’s short-term incentive plans focus on return on invested capital and operating income at both the corporate and business unit level and the long-term incentive plan focuses on stock price appreciation and performance relative to peers over the long-term. The Company’s Chief Executive Officer thoroughly discusses corporate, business unit and individual performance with the Compensation Committee. Targeted pay levels are based upon peer, as well as industry, data.

•	Plan Governance: In addition to the Compensation Committee, the senior leadership team, the finance department, the legal department, the human resources department and the business unit managers are involved in the establishment and oversight of the compensation plans.

•	Ownership Requirements: The Company’s stock ownership guidelines require executives to hold meaningful stock ownership, linking their interests to the interests of stockholders.

ELECTION OF DIRECTORS (Proposal 1)

The Board, acting pursuant to the by-laws of the Company, has determined that the number of Directors constituting the full Board shall be nine immediately following the Annual Meeting. The Board is to be divided into three classes of nearly equal size. One such class is elected every year at the Annual Meeting for a term of three years.

The Board has, upon recommendation of the Governance Committee, nominated Robert W. Cruickshank, Julie S. Roberts and J. Rich Alexander for re-election as Directors in the Class of 2013, and each of them has agreed to serve if elected. Mr. Alexander was appointed to the Board by the Board on August 4, 2009. The Company believes that when a new Director is appointed by the Board, that Director should stand for election at the next annual meeting. Mr. Alexander was recommended as a Director candidate by another non-management Director. Messrs. Cruickshank and Alexander and Ms. Roberts will hold office until the 2013 Annual Meeting of Stockholders, or until the Director’s prior death, disability, resignation or removal. Proxies are solicited in favor of these nominees and will be voted for them unless otherwise specified.

If any nominee becomes unable or unwilling to serve as a Director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board.

Information concerning the nominees for Director and the other Directors who will continue in office after the meeting is set forth below, together with information concerning the Company’s executive officers who are not Directors.

Name	Age	Position with the Company

	Class of 2013
Robert W. Cruickshank	64	Director
Julie S. Roberts	55	Director
J. Rich Alexander	54	Director
	Class of 2012
William R. Newlin	69	Director
John S. Stanik	56	Director (Chairman), President and Chief Executive Officer
William J. Lyons	61	Director
	Class of 2011
Randall S. Dearth	46	Director
Timothy G. Rupert	63	Director
Seth E. Schofield	70	Director
	Executive Officers
Leroy M. Ball	41	Senior Vice President and Chief Financial Officer
Gail A. Gerono	58	Vice President, Investor Relations, Communications and Human Resources
C.H.S. (Kees) Majoor	60	Senior Vice President—Europe and Asia
Robert P. O’Brien	59	Senior Vice President—Americas
Richard D. Rose	48	Vice President, General Counsel and Secretary
James A. Sullivan	46	Vice President, UV and Corporate Business Development

Mr. Alexander was elected as a Director of the Company in August 2009. Mr. Alexander has served as Senior Vice President, Performance Coatings for PPG Industries, Inc., a global diversified manufacturer, since April 2005, where he is also responsible for Corporate Purchasing and Marketing. Prior thereto, he served as Vice President, Industrial Coatings for PPG Industries, Inc. The Company believes that Mr. Alexander’s qualifications to sit on the Board include his extensive global experience in the Asia Pacific region with a focus in China and his experience in global mergers and acquisitions. In addition, the Company values Mr. Alexander’s role as an executive officer of a manufacturing company in the chemical industry, which the Company believes is representative of the challenges and desires of its customer base. Except as provided herein, during the last five years, Mr. Alexander has not held any directorships required to be disclosed pursuant to the rules and regulations promulgated by the SEC.

Mr. Cruickshank has been a Director of the Company since November 1985. Mr. Cruickshank is a consultant providing financial advice to private clients. He is also a director of Hurco Companies, Inc., an industrial technology company. The Company believes that Mr. Cruickshank’s qualifications to sit on the Board include his financial expertise and experience as a director of several public companies. Mr. Cruickshank is an original member of the public company Board and, as such, is intimately familiar with the Company’s history as a public entity. Except as provided herein, during the last five years, Mr. Cruickshank has not held any directorships required to be disclosed pursuant to the rules and regulations promulgated by the SEC.

Mr. Dearth has been a Director of the Company since November 2007. Mr. Dearth has been President and Chief Executive Officer of LANXESS Corporation, a chemicals manufacturer, since 2004. Prior thereto he was President and Chief Executive Officer of Bayer Chemicals Corp., a chemicals manufacturer. The Company believes that Mr. Dearth’s qualifications to sit on the Board include his twenty-plus years of experience in the chemical industry, which the Company believes is representative of the challenges and desires of its customer base. The Company believes that Mr. Dearth’s position at LANXESS Corporation, a European company, makes him a valuable link to European leadership, strategy and business conditions. Except as provided herein, during the last five years, Mr. Dearth has not held any directorships required to be disclosed pursuant to the rules and regulations promulgated by the SEC.

Mr. Lyons has been Executive Vice President and Chief Financial Officer of CONSOL Energy Inc. (provider of coal and natural gas) since February 2001. Mr. Lyons has been a Director of the Company since 2008. He was also a director of CNX Gas Corporation (provider of natural gas) from October 2005 to January 2009. The Company believes that Mr. Lyons’ experience in the coal industry and his knowledge of natural gas resources and other commodities qualifies him to sit on the Board, given the importance of such primary raw materials to the Company’s production. Mr. Lyons’ financial acumen is also valuable to the Board. Except as provided herein, during the last five years, Mr. Lyons has not held any directorships required to be disclosed pursuant to the rules and regulations promulgated by the SEC.

Mr. Newlin has been a Director of the Company since 2005. Mr. Newlin has served as the Chairman of Plextronics, Inc., a technology company, since 2009 and has been the Chairman of Newlin Investment Company LLC, an investment fund, since April 2007. Prior thereto he was the Executive Vice President and Chief Administrative Officer of Dick’s Sporting Goods, Inc., a retailer. Mr. Newlin is a director of Kennametal Inc., a tooling, engineered components and advanced materials supplier, and ArvinMeritor, Inc., an automotive industry supplier. The Company believes Mr. Newlin’s qualifications to sit on the Board include his extensive experiences in major corporate transactions, his deep executive leadership and management experience with public and private companies, his years of experience providing strategic advice to complex organizations as a counselor and member of numerous board of directors and his business and corporate legal acumen. Except as provided herein, during the last five years, Mr. Newlin has not held any directorships required to be disclosed pursuant to the rules and regulations promulgated by the SEC.

Ms. Roberts has been a Director of the Company since July 2000. Ms. Roberts is currently the President of JS Roberts Consulting, LLC, which provides CFO services and financial consulting to public and private organizations on a project, part-time or temporary basis. She retired in February of this year from Marriott International, Inc., a hospitality company, where she served as Vice President Finance, Global Finance Transformation since March 2005. Prior thereto she was Chief Financial Officer of Marriott ExecuStay, a division of Marriott. The Company believes that Ms. Roberts is qualified to sit on the Board in light of her many years of experience as a financial executive of two major publically traded corporations, including several years as a CFO of a subsidiary of one of the companies, her many years of experience as an Audit Committee Member of two publically traded companies and experience as Audit Committee Chair and her Master of Business Administration. Except as provided herein, during the last five years, Ms. Roberts has not held any directorships required to be disclosed pursuant to the rules and regulations promulgated by the SEC.

Mr. Rupert has been a Director of the Company since 2005. Mr. Rupert retired in July 2007 from his position as President and Chief Executive Officer and a director of RTI International Metals, Inc., a titanium manufacturer, which he had held since 1999. The Company believes that Mr. Rupert is qualified to serve on the Board due to his experience as the Chief Executive Officer of a company of similar size in the region. The Company believes that

Mr. Rupert’s familiarity with the challenges and realities of running a public company are extremely valuable to the Board. Except as provided herein, during the last five years, Mr. Rupert has not held any directorships required to be disclosed pursuant to the rules and regulations promulgated by the SEC.

Mr. Schofield has been a Director of the Company since December 1995. From February 1996 to July 2000, Mr. Schofield was the Managing Partner of Base International, a provider of corporate protection and security. Prior thereto, Mr. Schofield was Chairman and Chief Executive Officer of USAir Group, a major air carrier. Mr. Schofield is also a director of Marathon Oil Corporation, an integrated oil and gas company, and United States Steel Corporation, a steel manufacturer (where he serves as the Presiding Director). The Company believes that Mr. Schofield is qualified to serve on the Board due to his experience on the board of directors of other large companies in the region (including service on numerous committees), as well as his role as Chairman and Chief Executive Officer of USAir Group. The Company values Mr. Schofield’s leading edge expertise, his familiarity with the complex nature of the Company’s business, his long history with the Board and his experience with mergers and acquisitions. Except as provided herein, during the last five years, Mr. Schofield has not held any directorships required to be disclosed pursuant to the rules and regulations promulgated by the SEC.

Mr. Stanik has been Chairman and President and Chief Executive Officer of the Company since May 2007. Prior thereto, he was President and Chief Executive Officer of the Company. Mr. Stanik has been a Director of the Company since October 2003. The Company believes that Mr. Stanik is qualified to serve on the Board as a result of his engineering background and his almost nineteen year tenure with the Company. During such tenure, Mr. Stanik has served as plant manager of the Big Sandy plant and held a leadership role in each of the following: the equipment business, all manufacturing plants, research and development, global operations and the global carbon and service business. Except as provided herein, during the last five years, Mr. Stanik has not held any directorships required to be disclosed pursuant to the rules and regulations promulgated by the SEC.

Mr. Ball has been the Senior Vice President and Chief Financial Officer of the Company since January 2006. Prior thereto, Mr. Ball was Vice President and Chief Financial Officer of the Company.

Ms. Gerono has been the Vice President, Investor Relations, Communications and Human Resources of the Company since October 2002.

Mr. Majoor has been the Senior Vice President—Europe and Asia of the Company since October 2007. Prior thereto, he was Senior Vice President—Europe of the Company.

Mr. O’Brien has been the Senior Vice President—Americas of the Company since August 2005. Prior thereto, he was Senior Vice President of the Company responsible for Global Business Development and the Ultraviolet Light Technology Business Unit.

Mr. Rose was appointed as the Vice President, General Counsel and Secretary for the Company in September 2009. Mr. Rose was a shareholder with the law firm of Buchanan Ingersoll & Rooney, PC since 2000.

Mr. Sullivan has been the Vice President, UV and Corporate Business Development since July 2008. Prior thereto, he was the General Manager of the UV Technologies division of the Company.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Objectives of the Executive Compensation Program

The executive compensation program is designed to motivate executives and support the success of the Company which ultimately occurs through the actions of talented employees. The specific objectives of our compensation program are to:

•	Attract and Retain Executive Talent. Through a competitive total compensation program, the Company seeks to attract qualified and talented executives to serve in existing or newly created positions. The Company also seeks to retain our executives and promote positive engagement in the business and culture of the Company.

•	Align Compensation with Company and Individual Performance. Certain elements of our compensation program are designed to hold executives accountable for the financial and operational performance of the Company, as well as influencing the value of the Company’s common stock. To facilitate these objectives, a significant portion of an executive’s compensation is at risk because it is directly tied to the short- and long-term performance of the Company.

•	Foster an Ownership Mentality and Create Alignment with Stockholders. Our compensation program provides shares of the Company’s common stock and common stock-based awards as elements of compensation with the expectation that the executives will maintain a certain level of ownership to align their interests with those of our stockholders.

The Company has designed the compensation program based on a set of core principles which we believe support our overall objectives:

•	The compensation program will be fair and competitive, from an internal and external perspective, taking into account the role and distinct responsibilities of each executive.

•	A substantial portion of an executive’s compensation will be at risk and linked to the achievement of both corporate and individual goals and changes in stockholder value.

•	Retirement benefits will provide financial stability following employment but will not be the focal point of why executives choose to work for the Company.

•	The use of perquisites and other executive benefits will be negligible and of minimal cost to the Company.

•	All compensation program elements taken as a whole will help focus executives to achieve the Company’s financial and operational goals.

Within the context of these objectives and principles, the Company has developed its compensation program for the Chief Executive Officer and other executive officers.

Overview of the Compensation Program and Decision-Making Process

Our Board has assigned the oversight of our executive compensation program to our Compensation Committee composed of four independent directors. The Compensation Committee reviews and makes decisions regarding the compensation program for the Chief Executive Officer and makes recommendations for the other executive officers after considering recommendations made by the Chief Executive Officer. The Compensation Committee also considers the impact of tax and accounting treatment for the different types of compensation it approves. The decisions made by the Compensation Committee with respect to the named executive officers for 2009 are reflected in the tables and related footnotes and narratives that begin on page 25.

In order to support the objectives outlined above, the Company has developed a compensation program that supports our pay for performance philosophy and that provides executives with a mixture of cash payments (base salary and short-term incentives) and stock-based awards (long-term incentives). Our stock-based compensation program consists of three different types of awards, each selected to address different objectives. We also provide executives with a retirement plan similar to that provided to all other employees and severance benefits for certain types of termination (including “change in control” situations) from the Company. The Company currently does not provide any perquisites (e.g., automobile, financial counseling, etc.) to executives except for the Senior Vice President—Europe and Asia, where providing an executive with an automobile is a customary practice. The Company believes that the compensation elements taken as a whole are necessary to attract and retain the best executive talent in its industry.

The Compensation Committee believes that in order to successfully compete for talent, a fixed-cash salary is necessary to provide a base level of income that is not tied to Company performance. When developing the executive compensation program, the Compensation Committee considers both short- and long-term strategic goals of the Company, which it believes fall within the control of executive management. In order to align the interests of executives to the achievement of these goals, the Compensation Committee has developed performance-based incentive plans with payments contingent upon the achievement of these goals. Certain of the payments (short-term cash incentives) are designed to reward the achievement of annual goals, while equity grants (except for time-vesting restricted stock) are designed to reward the accomplishment of long-term goals directly associated with increasing stockholder value. The following table illustrates the allocation between actual fixed and variable compensation components in 2009:

	Fixed	Variable
			Long-
		Short-	Term
	Cash	Term	Stock-
	Base	Cash	Based
Executive [1]	Salary	Incentive	Incentive

Stanik	33%	22%	45%
Majoor	57%	20%	23%
Ball	43%	21%	36%
O’Brien	48%	24%	28%
Sullivan	50%	20%	30%

Our performance-based incentives are designed to reward executives with compensation above the middle (or 50th percentile) of the market when Company performance exceeds our expectations and the performance of our peer group. When performance falls below our expectations, the incentive plans are designed to pay below the middle (or 50th percentile) of the market and could result in no payment to the executive if performance falls below a certain level. To illustrate the alignment of these plans and the performance of the Company, our performance share grants made in February 2007, measuring relative total stockholder return (stock price plus dividend) against our peers over the period 2007 through 2009, paid out at the maximum level in February 2010 based upon our total stockholder return of 131% over the three year performance period which ranked at the 97th percentile of our peers. As a result, actual compensation to our executives was above the market 50th percentile.

The Compensation Committee reviews the compensation practices among peer companies and broader general industry companies in order to ensure the appropriateness of the Company’s compensation program design and compensation levels. To assist in this process, the Compensation Committee employs a compensation consultant. Since September 2004, the Compensation Committee has employed Towers Watson & Co. (formerly Towers Perrin), a human resources consulting firm, which reports directly to the Compensation Committee and advises the Compensation Committee on compensation matters. The consultant participates in Compensation Committee meetings and is engaged to advise the Compensation Committee with respect to compensation trends and best practices, plan design and the reasonableness of individual compensation awards. Towers Watson, with the prior approval of the Compensation Committee, also provides advice on retirement and compensation matters to the Company’s senior management. Additionally, with regard to compensation for the executive officers other than the Chief Executive Officer, the Compensation Committee receives input from the Chief Executive Officer.

1 Mr. Sheedy separated from employment with the Company in 2009. His information is omitted here. See page 23 for further information.

In making its recommendation to the Compensation Committee, the consultant employs a benchmarking process, an assessment tool that compares elements of the Company’s compensation programs with those of other companies that are believed to have similar characteristics. In general, the purpose of the benchmarking process is to:

•	Understand the competitiveness of current pay levels relative to other companies with similar revenues and business characteristics.

•	Understand the alignment between executive compensation levels and Company performance.

•	Serve as a basis for developing salary and short- and long-term incentive information for the Compensation Committee’s review.

The consultant also uses market compensation data from compensation surveys from Towers Watson and Mercer HR Consulting representing general industry companies. Periodically, the consultant performs a more specific analysis of proxy disclosures from peer companies in the filtration industry and other companies that the Company competes with for executive talent. The peer group has been developed based on a set of characteristics that include:

•	Annual revenues that range from approximately half to two times the size of the Company’s annual revenues

•	Global manufacturing operations (in Standard & Poor’s “Materials” classification)

•	Competitor companies within the filtration/separation industry

For 2009, the peer group consisted of the following 22 companies:

American Vanguard Corp.	Haynes International Inc.	Penford Corp.
Ampco Pittsburgh Corp.	ICO Inc.	Polypore International, Inc.
Badger Meter, Inc.	II-IV Inc.	Quaker Chemical Corp.
Chart Industries, Inc.	Kaydon Corp.	RTI Int’l Metals Inc.
Eagle Materials, Inc.	Landec Corp.	Standex Int’l Corp.
ESCO Technologies Inc.	Lindsay Corp.	Universal Stainless & Alloy
Flanders Corp.	Lydall Inc.
Hawkins, Inc.	Northwest Pipe Co.

For 2010, the peer group will be changed to remove Flanders Corp because its shares have begun trading over the counter and Universal Stainless & Alloy because its revenue is significantly below that of the Company. Also Innophos Holdings Inc., AMCOL International Corp. and Brush Engineered Materials Inc. will be added for 2010.

In addition to the market data, the Compensation Committee considers other factors when making its decisions, such as an executive’s individual performance, experience in the position and the size of prior-year adjustments. The Compensation Committee does not consider amounts from prior performance-based compensation, such as prior bonus awards or realized or unrealized stock option gains, in its decisions to increase or decrease compensation in the current year. The Compensation Committee believes that this would not be in the best interest of retaining and motivating the executive.

The Compensation Committee also reviews a summary report or “tally sheet” which sets forth the current and two-year historical compensation provided to each executive. The tally sheet includes the total dollar value of annual compensation, including salary, short- and long-term incentive awards, annual increase in retirement accruals and other compensation and benefit amounts. The tally sheet also includes equity ownership levels (number of shares and value) and amounts payable upon various termination scenarios. The review of tally sheets, first introduced in 2006, has become an important aspect of the Compensation Committee’s decision-making process. The tally sheets allow the Compensation Committee to review each element of compensation for each executive and review how decisions as to each element may affect decisions regarding other elements and the total compensation for each executive.

The Company, with the help of the consultant, has developed a compensation structure that includes individual grades for executives, each with its own compensation opportunities. Each grade’s compensation opportunity has been developed using the compensation survey data, or periodically, such survey data in combination with the peer group proxy data. Each executive has been assigned to a grade, determined by comparing position-specific duties and responsibilities with the peer group and survey pay data. Each grade has a base salary range and a corresponding short- and long-term incentive that align with the market 50th percentile for that particular position.

Individual Performance Goals.  In connection with the determination of fixed-cash base salary increases and compensation under the performance-based short-term incentive plan, the Company sets individual performance goals and then measures a named executive officer’s performance against such goals. Goals are specific to the executive’s area of responsibility. As more fully described below, the level of achievement against such goals may have an impact on the Compensation Committee’s decisions regarding base salary and the “individual performance objectives” as it relates to bonus awards earned under our short-term incentive program. The performance goals for each named executive officer are as follows:

Mr. Stanik
Chairman, President and Chief Executive Officer

Performance Category	Individual Performance Measures
Strategic Planning	Specific strategic objectives in manufacturing, capital project planning, commercial markets, enterprise risk management and government relations

Results and Operations	Operating results vs. business plan Reduce operating expense Safety and environmental Labor relations

Leadership	Succession planning Board recruitment assistance Technology planning Document management

Mr. Ball
Senior Vice President - Chief Financial Officer

Performance Category	Individual Performance Measures
Strategic Planning	Specific strategic objectives in corporate financing structure, enterprise risk management, tax savings strategies and strategic growth

Leadership	Information technology planning Optimize accounting control structure Improve financial reporting process Develop leadership at Japanese business unit
Mr. Majoor
Senior Vice President - Europe and Asia

Performance Category	Individual Performance Measures
Strategic Planning	Specific strategic objectives in business unit growth, development of strategic planning, and long term sourcing strategy

Results and Operations	Operating results vs. business plan Working capital management Reduce operating expense Safety and environmental

Mr. O’Brien
Senior Vice President - Americas

Performance Category	Individual Performance Measures
Strategic Planning	Specific strategic objectives in product development, the development of strategic planning, and production capacity

Results and Operations	Operating results vs. business plan Capital projects Expense reductions Labor relations Safety and environmental
Mr. Sullivan
Vice President - Ultraviolet Light Technology (UV) and Corporate Business Development

Performance Category	Individual Performance Measures
Strategic Planning	Specific strategic objectives in product development, strategic growth and capital project planning

Results and Operations	Operating results vs. business plan Expense reductions

The individual goals are created by the appropriate executive in late December or early January of each year. Each of the executives other than the Chief Executive Officer discusses and refines the goals through meetings with the Chief Executive Officer. The Chief Executive Officer’s goals are set after consultation with the Compensation Committee. The goals are designed to help to achieve the Company’s short-term performance objectives and longer-term strategic objectives and Company profit planning goals.

Each individual’s actual performance relative to each of the individual goals is reviewed and discussed with the executive periodically during the year and evaluated on a subjective basis by the Chief Executive Officer (except that the Chief Executive Officer’s actual performance relative to each of his individual performance goals is evaluated by the Compensation Committee) at the end of the year using the following:

	Threshold			Partially	Maximum
Did Not Meet	Performance	Partially Meets	Meets	Exceeds	Performance

0%	50%	75%	100%	137.5%	175%

After a determination of whether goals are met, a weighted average of the percentages applicable to each goal is determined for each executive. For 2009, the applicable aggregate weighted average percentages for the named executive officers were as follows: Chief Executive Officer, 91.75%; Chief Financial Officer, 129.5%; Senior Vice President—Europe and Asia, 134%; Senior Vice President—Americas 99.33%; and Vice President, UV and Corporate Business Development, 89%. This information is then used as appropriate to develop salary recommendations and to determine awards under the individual performance portion of our performance-based, short-term cash incentive plan. The development of salary recommendations using this information is completely subjective. The role of the individual’s performance against goals is assigned a weight which is used to determine bonus payments as more completely described below.

Elements of Executive Compensation

Fixed-Cash Base Salary.  Through the base salary element of its compensation program, the Company seeks to attract and retain competent executives by providing a salary level for each executive that approximates the midpoint (50th percentile) of salaries of executives in comparable positions at other similarly sized companies. The consultant uses annual compensation surveys and peer group proxy statements on a periodic basis to determine the “competitive zone” for the base salary for each position. The Company defines the competitive zone as plus or minus 10% of the midpoint (or 50th percentile) of the market for each position. The Company also establishes a budget for salary increases, subject to approval by the Compensation Committee. The budget is based on current business conditions as well as survey data of comparable companies provided by the consultant.

The Chief Executive Officer conducts an annual review of each executive officer. The review consists of a comparison of the executive’s performance versus the pre-determined goals as described above and an assessment of the executive’s adherence to the Company’s core values. The Chief Executive Officer rates the performance of each executive. The Chief Executive Officer makes recommendations to the Compensation Committee regarding each executive’s salary by considering the rating, the budget for salary increases and an understanding of the market-based competitive zone. The Compensation Committee uses the same methodology for the Chief Executive Officer.

At its February 2009 meeting, the Compensation Committee approved aggregate budgets for salary increases of 2.75% for U.S. salaried employees. The Compensation Committee also approved salary increases, effective February 1, 2009, for all named executive officers. These salary increases ranged from 0% to 4% and reflect a subjective determination of individual performance relative to the pre-determined goals described above and adherence to core values, as well as an evaluation of each named executive’s experience and salary relative to the midpoint of the market-based competitive zone. Following these salary increases in 2009 actual base salary levels for our named executive officers fell within the competitive range of between 90% and 110% of the market median as presented by Towers Watson except for Mr. Sullivan whose base salary was positioned 11% below the market median.

Performance-Based Short-Term Cash Incentive Compensation. Through the short-term incentive program, the Company seeks to align the interests of the executives with the annual financial and non-financial goals of the Company. In 2009, the Chief Executive Officer’s target was 70% of his base salary, the target for the Chief Financial Officer was 45% of his base salary, and the targets for the Senior Vice President—Americas, the Senior Vice President—Europe and Asia were 40% of base salary and the target for the Vice President, UV and Corporate Business Development was 35% of his base salary. Each named executive officer’s short-term cash incentive target was positioned at or within five percentage points of the market median except for the Chief Executive Officer, whose target incentive opportunity was 10% below the market median and the Senior Vice President—Europe and Asia, whose target incentive opportunity was 10% above the market median. Awards under the plan can range from 50% of target for threshold performance to 175% of target for maximum performance on the financial and individual performance metrics.

Actual awards paid for 2009 performance are included in the Summary Compensation Table on page 25 under the column Non-Equity Incentive Plan Compensation, while opportunities under this plan for 2010 at threshold, target and maximum are included in the Grants of Plan-Based Awards table on page 26 under the columns Estimated Future Payouts Under Non-Equity Incentive Plan Awards.

Short-term incentive awards for 2009 for the staff executives (Chief Executive Officer, Chief Financial Officer and Vice President—UV and Corporate Business Development) were approved by the Compensation Committee at its February 24, 2010 meeting for 2009 performance based on pre-determined goals and metrics. The weights assigned to these goals were as follows:

		2009	Pre-Established
		Actual	2009 Short-Term Incentive Goals
Performance Measure	Weight	Performance	Threshold	Target	Maximum

Corporate Operating Income	35%	$ 53.4mm	$ 43.2mm	$ 57.6mm	$ 72.0mm
Corporate ROIC**	25%	13.8%	9.6%	12.8%	16.0%
Individual Performance Objectives	40%		Varies by Executive

** Corporate Return on Invested Capital (ROIC) =	Operating Profit after Tax
Average Capital Employed

Similarly, 2009 short-term incentive awards for business unit executives (Senior Vice President—Americas and Senior Vice President—Europe and Asia) were approved by the Compensation Committee at its February 24, 2010 meeting. Awards were based on 2009 performance against Compensation Committee approved pre-determined metrics which were weighted as follows:

		2009	Pre-Established
		Actual	2009 Short-Term Incentive Goals
Performance Measure	Weight	Performance	Threshold	Target	Maximum

Corporate Operating Income	25%	$ 53.4mm	$ 43.2mm	$ 57.6mm	$ 72.0mm
Corporate ROIC	15%	13.8%	9.6%	12.8%	16.0%
Individual and Regional Performance Objectives	60%		Varies by Executive

Corporate operating income was chosen as an indicator of profit produced directly as a result of our executives’ performance and as an indication of cash flow produced as a result of the operations of our business. We have chosen corporate return on invested capital to stress the importance of the efficient management of capital in our business. Operating income was given more weight than return on invested capital since the Committee believes that operating income most directly relates the executives’ performance to stockholder expectation.

In September 2009, the Compensation Committee decided, in consultation with Towers Watson, to change the weighting of the performance measures for 2010 and beyond. Specifically, for the staff executives (Chief Executive Officer, Chief Financial Officer, Vice President, General Counsel and Secretary and Vice President—UV and Corporate Business Development) the weighting will be:

Performance Measure	Weight

Corporate Operating Income	40%
Corporate ROIC	35%
Individual Performance Objectives	25%

For the business unit executives (Senior Vice President—Americas and Senior Vice President—Europe and Asia) the weighting will be:

Performance Measure	Weight

Corporate Operating Income	25%
Corporate ROIC	20%
Business Unit Regional Operating Income	15%
Business Unit Regional ROIC	15%
Individual Performance Objectives	25%

The Compensation Committee made these changes to emphasize corporate or regional results thereby reducing the emphasis on individual goals. Also, return on invested capital has been given additional weight as the Company has announced several capital projects. The Committee believes that it is important to tie executive compensation to the return on these projects.

An executive may earn a short-term incentive award due to success in achieving individual goals, even though the Company’s performance falls below threshold on the corporate operating income and return on invested capital measures. A discussion of the named executive officers’ individual performance objectives or individual regional performance objectives for 2009 is set forth above under “Individual Performance Goals.” The Compensation Committee may use its discretion to determine the amount of any short-term incentive award and has done so in recent years. Specifically, the Compensation Committee may award short-term incentive compensation in amounts that deviate from the amounts determined after application of the weighted averaged formula. The plan is not administered to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) at the current time, although the Compensation Committee is aware of this rule and its potential benefits.

In 2009, the Company achieved corporate operating income of $53.4 million. This was 92.7% of the target amount of $57.6 million but exceeded the threshold amount of $43.2 million. Corporate return on invested capital for 2009 was

13.8% or 107.8% of the target of 12.8%. This performance resulted in a payout percentage of approximately 99% for the corporate performance metrics for each executive. Operating income and return on invested capital were below the targeted amounts in the Americas and above the targeted amounts for Europe and Asia. Individual performance achievement percentages in 2009 ranged from 89% to 134% as set forth above under “Individual Performance Goals.” Actual bonus awards paid for 2009 performance, as included in the Summary Compensation Table on page 25 under the column Non-Equity Incentive Plan Compensation, were determined by the weighting of corporate performance measures and individual goal performance as discussed above, except that for Mr. O’Brien, the Compensation Committee added approximately $26,500 to reflect the fact that while his region did not meet plan for 2009, it showed significant growth in revenue and profitability in a very difficult economic environment; and for Mr. Sullivan, the Compensation Committee added $10,000 to reflect the fact that he completed business development opportunities that were not in his stated goals and to recognize that his base salary is below the market median.

Long-Term Incentive Compensation. The Company’s long-term incentive compensation program seeks to align the executives’ interests with those of the Company’s stockholders by rewarding successes in stockholder returns in absolute terms and relative to peers. Additionally, the Compensation Committee desires to foster an ownership mentality among executives by providing stock-based incentives as a significant portion of compensation. In determining which type of stock vehicles to include in the program, the Compensation Committee chose to focus on the following:

•	Total stockholder return (stock price appreciation plus dividends) relative to peers

•	Stock price appreciation

•	Continued loyalty to and employment with the Company

In 2009, the Company’s long-term incentive program consisted of the following three equity components: restricted performance stock units, stock options and time-vesting restricted stock. The Compensation Committee believes that these components align with the goals of the long-term compensation program identified above.

Under the terms of the Company’s 2008 Equity Incentive Plan, the Compensation Committee determines which employees are eligible to receive equity awards, the value and number of shares granted, the rate and period of vesting, performance goals and other relevant terms.

As discussed earlier, the Company maintains a compensation structure that reflects market 50th percentile compensation levels for each grade. Initial long-term incentive grant recommendations for each executive are aligned with the market 50th percentile. In order to understand the full impact of making these grant decisions, the Compensation Committee also considers a number of other factors prior to making its decisions related to equity awards for the upcoming year. These factors include:

•	the number of outstanding options or other equity awards,
•	the number of shares available for future grant in the Company’s stock option plan,
•	the size of the annual grant in aggregate expressed as a percent of total shares outstanding,
•	the market price of the Company’s common stock and the performance of the Company and its prospects,
•	potential dilution which could result from the exercise of options, and
•	the benefits of linking the employees’ incentive to the market price of the stock.

When determining the grant of options, restricted stock, or other equity awards to a particular individual (executive or non-executive), the Compensation Committee considers the individual’s level of responsibility, the relationship between successful individual effort and Company results, incentive compensation plans of other companies and other relevant factors.

Based on a review of the above information, the Compensation Committee may or may not use its discretion to modify the long-term incentive grant opportunity contained in the compensation structure for each grade and executive. In 2009, the Compensation Committee approved long-term incentive award values that, as stated previously, reflect the market 50th percentile for each grade level and position and are allocated to the three long-term incentive vehicles as follows:

•	Stock options—25%

•	Time-vesting restricted stock—35%

•	Restricted performance stock units—40%

To determine the number of restricted performance stock units, stock options and/or time-vesting restricted stock to be issued, the dollar amount allocated to each long-term incentive vehicle is divided by the vehicle’s current Financial Accounting Standards Board, Accounting Standards Codification (“ASC”) Topic 718, “Compensation—Stock Compensation” (“ASC Topic 718”) per share fair value.

The Compensation Committee believes that the use of all three equity vehicles allows it to successfully meet its long-term objectives. In March 2009, the Compensation Committee granted equity awards to our named executive officers that reflected the market median data available at the time of grant. Survey data released in September 2009 showed a significant decrease in the market median long-term incentive opportunity for executives, thus positioning the value of our March 2009 grants above the market median for all named executive officers, except the Senior Vice President—Americas who was aligned with the median. This newer survey data reflecting the lower market median long-term incentive opportunity was used as the basis for long-term incentive awards made in February 2010.

Stock Options. The Compensation Committee selected stock options as a means of aligning executives’ compensation with the creation of value to stockholders. Stock options provide realizable value to executives only if the Company’s stock price increases after the options are granted. Each option has vesting provisions that require continued employment of the executive thereby promoting the retention of executives. Stock options vest in equal one-half increments over the two-year period following grant. The options are exercisable after they have vested until they expire, which is on the tenth anniversary following the grant date. The combination of the ten-year term and the two-year vesting provision supports the long-term intentions of the Compensation Committee. In 2009, the Compensation Committee determined that future stock option grants will be limited to non-qualified stock options as opposed to incentive stock options in order to maximize the tax deductibility of compensation for the Company.

The fair value of each option is calculated by the consultant as of the grant date and expensed over the vesting period in accordance with generally accepted accounting principles (ASC Topic 718). When the executive exercises the non-qualified stock options, the Company receives a tax deduction that corresponds to the amount of taxable income recognized by the executive.

Time-Vesting Restricted Stock. The Compensation Committee has selected restricted stock that vests based on the passage of time and continued employment as an element of the long-term incentive program. While this long-term incentive vehicle is not considered performance based, the Compensation Committee has selected restricted stock to build share ownership and promote retention of the executives by rewarding loyalty to and continued employment with the Company. Grants of restricted shares vest in equal increments over three years. The fair value of restricted shares is calculated on the date of grant and expensed over the vesting period of three years. When shares vest, the Company receives a tax deduction that corresponds to the amount of taxable income recognized by the executive.

Restricted Performance Stock Units.  The Compensation Committee has selected performance stock units as a means of encouraging and rewarding executives for delivering solid returns to our stockholders, above and beyond the return delivered by most of our peers. A target number of shares is identified at the beginning of a three-year performance period but not actually delivered to the executive until the shares are earned at the end of the performance period. The number of shares earned may vary from zero to 200% of target, based on the ranking of the Company’s total stockholder return relative to a peer group (listed on page 13). Interpolation is used to calculate awards between minimum, target and maximum levels.

Total Stockholder Return
Performance Relative to Peer	Award to Executive as a Percent of
Group	Target Opportunity

Below 25th %ile	No award

25th %ile	50% (minimum award)

50th %ile	100% (target award)

75th %ile or greater	200% (maximum award)

The fair value of restricted performance stock units is calculated on the date of grant and expensed over the vesting period. When shares vest, the Company receives a tax deduction that corresponds to the amount of taxable income recognized by the executive.

For the period 2007-2009, the Company’s total stockholder return of 131% relative to its peer group ranked at the 97th percentile which resulted in the maximum award of 200% of the target opportunity.

Stock Option and Other Equity Granting Procedures

The procedure for making equity grants to executive officers is as follows:

•	The Chief Executive Officer, based on a review of market median award levels contained in the compensation structure, recommends actual equity grants for each of the executive officers to the Compensation Committee, generally at its February or March meeting, and any grants to the Chief Executive Officer are determined by the Compensation Committee, using the same compensation structure, in its executive session. At the same meeting, the Chief Executive Officer recommends equity grants for non-executive employees.

•	In 2009, the Compensation Committee approved equity grants for executive officers and the Chief Executive Officer at a meeting shortly after the public release of fourth quarter financial results. The Company has not and does not plan to time the release of material, non-public information for the purpose of affecting the value of executive compensation. In September 2009, the Compensation Committee decided that for 2010 and beyond, the Compensation Committee will meet to discuss compensation, including approving equity awards, at its meeting that coincides with the Board of Directors meeting to review year-end financial results and that grants of equity awards will be made based upon a value and not based upon a number of shares with the grant date to be the fourth business day after the Company releases its earnings for the previous year. With respect to 2010 equity awards, the Compensation Committee met on February 24, 2010 and determined the value of long-term incentive awards for the named executive officers. The grant date for those awards was deemed to be March 4, 2010; the fourth business day after the Company announced 2009 financial results.

•	Grants to executive officers, as approved by the Compensation Committee, are communicated to the grantees by the Chief Executive Officer. The Chairman of the Compensation Committee informs the Chief Executive Officer of his annual award. The strike price for stock options is an average of the high and low of the Company’s common stock price on the day of the grants, as permitted by ASC Topic 718.

Stock Ownership Policy

In order to foster an equity ownership culture and further align the interests of management with the Company’s stockholders, the Compensation Committee has adopted stock ownership guidelines for executives. From the time they are appointed an executive of the Company or promoted to an executive position or, if the Compensation Committee changes the guidelines at any time to increase stock ownership requirements, from the time of such change, executives have a four-year period during which they are expected to accumulate the specified shares. For 2009, the guidelines were as follows:

•	Chairman and Chief Executive Officer—stock valued at five times annual base salary

•	Senior Vice Presidents—stock valued at three times annual base salary

•	Vice Presidents—stock valued at two times annual base salary

The following forms of ownership apply toward the stock ownership level: shares purchased, vested and unvested restricted stock, shares retained following the exercise of stock options, shares earned following the achievement of performance goals, and shares accumulated through retirement plans. Unexercised stock options and unearned restricted performance stock units do not apply toward executive ownership levels. While no formal penalty exists for failure to achieve the ownership level within the four-year period, the Compensation Committee may use its discretion to reduce or eliminate an executive’s annual long-term incentive award in future periods or impose any other remedy it believes is appropriate.

Retirement Plan Summary

The Company maintains a defined benefit retirement plan for its U.S. salaried employees, which is otherwise known as the pension plan, and a defined contribution thrift/savings plan, which is otherwise known as the 401(k) plan. The purpose of both these plans is to provide post-retirement income and stability to executives and employees. It is the goal of the Compensation Committee and the Board that these plans be competitive with plans which would be available to executives of similar-sized companies. The Company does not provide a plan for highly compensated employees to restore benefits lost due to Internal Revenue Service (IRS) limits. A more complete description of these plans can be found under the pension plan disclosure which begins on page 29.

At the end of 2005, the Company offered its U.S. salaried employees the option to discontinue receiving new benefits under the pension plan and instead participate in an enhanced 401(k) plan which would provide for better matching contributions by the Company. Of the named executives, only Mr. Ball elected to participate in the enhanced 401(k) plan.

In 2006, the Company eliminated all accruals of future benefits under its defined benefit plan, effective January 1, 2007, and instead provides all U.S. salaried employees with enhanced matching contributions under the 401(k) plan.

Perquisites

The Company does not believe that perquisites are essential to attract and retain executives and, therefore, does not provide perquisites to executives who reside in the United States. The Company does, however, provide a company car to the Senior Vice President—Europe and Asia, which is a standard practice for executives in Western Europe. No Company executive other than the Senior Vice President—Europe and Asia receives perquisites in reportable amounts.

Severance Policy

The Company has employment agreements with executive officers that provide for, among other provisions, cash payments and benefits in the event of termination by the Company other than “for cause” by the executive. The Compensation Committee believes that these agreements are necessary to attract and retain executives. New employment agreements (the “Agreements”) for our named executives other than Mr. Majoor were put in place effective February 5, 2010. These Agreements provide for severance as follows:

Severance.  If an executive’s employment is terminated without Cause (as defined in the Agreements) or if an executive resigns with Good Reason (as defined in the Agreements), the Company is required to provide the executive any amounts of compensation earned through the termination date and eighteen (18) months of severance (twenty-four (24) months in the case of Mr. Stanik) of the executive’s then base salary and a lump sum payment (paid six months after termination) of one and a half (1.5) times (two (2) times in the case of Mr. Stanik) the current “target” amount of any cash bonus or short-term cash incentive plan in effect for the executive for the calendar year in which the termination of employment occurs (the current “target” amount of any cash bonus or short-term cash incentive plan in effect for the executive for the calendar year in which the termination of employment occurs being the “Bonus Amount”). Any of the executive’s applicable health and welfare benefits, including health, dental and life insurance benefits (but not including additional stock or option grants) that the executive was receiving prior to termination would continue and be maintained by the Company at the Company’s expense on a monthly basis for a period equal to the Severance Period (as defined in the Agreements) or until such time as the executive is employed by another employer and is provided health and welfare benefits at least equal in the aggregate to the health and welfare benefits provided at the time of termination by the Company.

Change of Control Severance.  In the event of a Covered Change of Control Termination (as defined in the Agreements), then instead of any other severance benefits payable to the executive, the executive would receive: (i) in a lump sum equal to the sum of: (A) two (2) years (three (3) years in the case of Mr. Stanik) of the executive’s then current base salary, (B) two (2) times (three (3) times in the case of Mr. Stanik) the Bonus Amount, and (C) the aggregate amount of contributions that would be credited to the executive under the Company’s 401(k) plan for the two (2) years (three (3) years in the case of Mr. Stanik) following the effective date of termination in connection with (a) the Company’s fixed contribution to the plan (currently 2%), (b) the Company’s performance-based contribution to the plan (currently between 0% and 4%), assuming that the applicable rate of performance-based contributions during such period were to equal the average rate of performance-based contributions under the plan for the three years immediately prior to the effective date of termination, and (c) the Company’s matching contributions of employee contributions to the plan at the then current rate of matching contributions, assuming that the executive were to continue to participate in the plan and to make the maximum permissible contribution thereunder for the two (2) year (three (3) years in the case of Mr. Stanik) period; (ii) his or her normal health and welfare benefits (but not including additional stock or option grants) on a monthly basis during the two (2) year (three (3) years in the case of Mr. Stanik) period following the occurrence of a Change of Control (as defined in the Agreements), including health, dental and life insurance benefits the executive was receiving prior to the Change of Control (subject to any limits imposed under Section 409A of the Code), and (iii) all stock options and stock appreciation rights previously granted to the executive by the Company, and shall be fully vested in all restricted stock, stock units and similar stock-based or incentive awards (assuming “maximum” satisfaction of any applicable performance conditions) previously granted to the executive by the Company, regardless of any deferred vesting or deferred exercise provisions of such arrangements; provided, however, that the payment of restricted units shall not be accelerated except as provided in the award agreement with under which they were granted. The Change of Control severance payments are payable on the first day following the six (6) month anniversary of the date of the Covered Change of Control Termination (as defined in the Agreements).

Severance Payments (as defined in the Agreements) under the Agreements will not be “grossed up” for the effect of any excise taxes that might be due under Section 280G, 4999 or 409A of the Code.

Each of the Agreements requires the executives to comply with confidentiality, non-compete and non-solicitation covenants.

The Agreements for each of the named executive officers except for Mr. Sullivan replaced previous agreements. The significant changes were to:

•	Eliminate severance benefits in the event of death and disability;
•	Change the “trigger” for a Change of Control from 20% of the Company’s outstanding common stock to 30%;
•	Eliminate the “walk away” right for executives following a Change of Control;
•	Change the Bonus Amount to the targeted short-term incentive payment amount described above from an average of the past three years’ bonuses; and
•	Eliminate the gross-up provision and payment of any excise taxes.

The Compensation Committee decided to make these changes upon the review of data provided by Towers Watson so to better match current market conditions. Mr. Sullivan did not have an employment agreement previously.

Mr. Majoor’s employment agreement did not change in February 2010. His employment agreement was originally executed in December 2000 and has been amended in 2004 and 2008. His agreement, as amended, provides Change of Control Severance equivalent to that described above for the other named executive officers before the effect of the 2010 changes except that the gross-up applies to any United States or Belgian excise tax. His agreement also calls for notice prior to any termination of his employment without “serious reason” to be determined pursuant to a “Claeys formula” which is used by Belgian labor courts to determine severance compensation, provided the notice period may in no event be less than 18 months. In addition, Mr. Majoor’s employment agreement provides that, unless the Company waives the application of Mr. Majoor’s non-competition clause within fifteen days of termination of the agreement, he shall be paid an indemnity equivalent to one half of his gross remuneration for the last month of employment with the Company, multiplied by the number of months for which the clause is applicable.

Details of the agreements and a quantification of severance amounts payable under certain termination scenarios are included in the narrative which begins on page 31.

Adjustments or Recovery of Prior Compensation

In December 2009, the Board, upon the recommendation of the Compensation Committee, approved a recoupment policy. Pursuant to the policy, if the Board determines that an executive officer or other designated officer has been incompetent or negligent in the performance of his or her duties or has engaged in fraud or willful misconduct, in each case in a manner that has caused or otherwise contributed to the need for a material restatement of the Company’s financial results, the Board will review all performance-based compensation awarded to or to be earned by the officer during the period affected by the restatement. If in the Board’s view, the performance-based compensation would have been lower if it had been based on the restated results, the Board and the Company will, to the extent permitted by applicable law, seek recoupment from the executive of any portion of such performance-based compensation as it deems appropriate.

Impact of Tax and Accounting Policy on Executive Compensation

If an executive officer’s compensation from the Company were to exceed $1.0 million in any taxable year, the excess over $1.0 million, with certain exceptions, would not be deductible by the Company, under Section 162(m) of the Code. The Compensation Committee is aware of this rule, and will take it into account through its annual review of the executive compensation program. One exception to the disallowance of such deductions under Section 162(m) involves compensation paid pursuant to stockholder-approved compensation plans that are performance-based. The Company’s 2008 Equity Incentive Plan contains provisions which are intended to cause grants of stock options and other performance-based awards under such plan to be eligible for this performance-based exception (so that compensation upon exercise of such stock options or the vesting of such performance-based awards should be deductible under the Code). Payments of cash compensation related to our base salary and short-term cash incentive programs and the value of shares that vest from grants of time-vesting restricted stock are not eligible for this performance-based exception.

The Compensation Committee is aware of the impact on the Company’s financial statements of providing stock-based compensation, which the Company accounts for under ASC Topic 718. The Compensation Committee is also aware of new restrictions that govern the use of nonqualified deferred compensation, Section 409A of the Code, and has modified the Company’s compensation arrangements to comply with this new regulation.

Separation of Employment by Mr. Sheedy

On September 2, 2009, Dennis M. Sheedy left the employ of the Company. Mr. Sheedy had been the Vice President, General Counsel and Secretary of the Company.

On October 14, 2009, the terms of a Separation Agreement and Release (the “SAR”) between the Company and Mr. Sheedy became effective. In general, the SAR contains certain customary terms and conditions entered into between a company and an executive in connection with termination of employment, such as releases, cooperation, return of documents and confidentiality provisions. In the SAR, the Company confirms the payment of certain amounts which were otherwise payable to Mr. Sheedy pursuant to the terms of his employment agreement, which are (i) $322,950 for base pay severance, (ii) $118,250 for cash incentive plan severance, (iii) $14,077 for unused vacation time, and (iv) amounts necessary to continue coverage under medical and dental plans for eighteen months. The Company also agreed to extend the time in which Mr. Sheedy could exercise certain already issued and vested stock options for 13,050 shares of Company stock, and to pay for life insurance coverage for Mr. Sheedy for a period of eighteen months. The Company agreed to the items not otherwise payable under his employment agreement to obtain the benefit of the release.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

TIMOTHY G. RUPERT, CHAIRMAN
ROBERT W. CRUICKSHANK
SETH E. SCHOFIELD
RANDALL S. DEARTH

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate other Company filings, including this Proxy Statement, the foregoing Report of the Compensation Committee does not constitute soliciting material and shall not be incorporated by reference into any such filings.

Summary Compensation Table

The following table shows the compensation paid by the Company and its subsidiaries for the year ended December 31, 2009 to the Chief Executive Officer, the Chief Financial Officer, the former Vice President, Secretary and General Counsel and the next three most highly compensated executive officers as of December 31, 2009.

Summary Compensation Table

							Change In
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)(1)	($)	($)(2)	($)(3)	($)(4)	($)

John S. Stanik,	2009	513,956	—	533,173	171,038	347,000	30,550	13,928	1,609,645
President and	2008	500,200	—	588,721	191,308	528,000	19,922	20,024	1,848,175
Chief Executive Officer	2007	445,200	—	570,543	94,520	400,000	—	19,623	1,529,886
Leroy M. Ball,	2009	252,514	—	163,301	52,726	127,000	4,198	12,984	612,723
Senior Vice President &	2008	245,756	—	157,849	51,376	164,000	2,064	19,106	640,151
Chief Financial Officer	2007	225,756	—	207,693	34,340	138,000	—	18,634	624,423
C.H.S. (Kees) Majoor,	2009	378,935	—	115,877	37,294	182,546	155,982	37,043	907,677
Senior Vice President—	2008	379,253	—	109,939	35,828	227,099	82,032	28,238	862,389
Europe and Asia(5)	2007	330,348	—	124,890	20,740	230,430	92,470	24,245	823,123
Robert P. O’Brien,	2009	255,856	—	115,877	37,294	128,000	60,177	12,995	610,199
Senior Vice President—	2008	249,008	—	109,939	35,828	145,000	49,021	19,120	607,916
Americas	2007	227,040	—	124,890	20,740	145,000	—	18,670	536,340
Dennis M. Sheedy,	2009	145,187	—	115,877	37,294	—	—	487,000	785,358
Former Vice President, General	2008	215,296	—	109,939	35,828	125,000	—	18,998	505,061
Counsel and Secretary(6)	2007	203,334	—	124,890	20,740	104,000	—	17,435	470,399
James A. Sullivan,	2009	184,782	—	82,386	27,006	72,000	7,366	12,995	386,535
Vice President, UV and	2008	161,754	—	29,229	—	74,000	3,904	15,845	284,732
Corporate Business	2007	129,720	—	27,423	—	31,263	—	11,466	199,872
Development

(1)	Restricted stock awards consist of both time-vesting restricted stock and performance-based restricted stock units. Refer to Note 13, Note 11 and Note 10 to the Company’s Consolidated Financial Statements in the Company’s 2007 Form 10-K, 2008 Form 10-K and 2009 Form 10-K, respectively, for the related assumptions pertaining to the Company’s calculation in accordance with Accounting Standards Codification (ASC) 718. For the performance-based restricted stock units, assuming achievement of the highest level of performance conditions, the value of the awards at the grant date are as follows: Stanik: $595,626 for 2009, $636,492 for 2008 and $774,615 for 2007; Ball: $182,444 for 2009, $172,608 for 2008 and $282,426 for 2007; Majoor: $128,784 for 2009, $118,668 for 2008 and $170,004 for 2007; O’Brien: $128,784 for 2009, $118,668 for 2008 and $170,004 for 2007; Sheedy: $128,784 for 2009, $118,668 for 2008 and $170,004 for 2007; and Sullivan: $91,222 for 2009, $0 for 2008 and $0 for 2007.

(2)	The amounts listed in this column represent awards granted pursuant to the Company’s short-term incentive plan, which are payable by their terms in the fiscal year following the fiscal year to which they relate.

(3)	The actual change in certain pension values in 2007 were decreases as follows: Mr. Stanik, $15,280; Mr. Ball, $2,448; Mr. O’Brien, $13,411; and Mr. Sullivan, $4,246.

(4)	Consists of premiums paid by the Company on excess term life insurance policies on the lives of named individuals, except for (i) Mr. Stanik, which also includes 401(k) Company contributions of $18,000 in 2007, $18,400 in 2008 and $12,250 in 2009; (ii) Mr. Ball, which also includes 401(k) Company contributions of $18,000 in 2007, $18,400 in 2008 and $12,250 in 2009; (iii) Mr. O’Brien, which also includes 401(k) Company contributions of $18,000 in 2007, $18,400 in 2008 and $12,250 in 2009; (iv) Mr. Sullivan, which also includes 401(k) Company contributions of $11,178 in 2007, $15,441 in 2008 and $12,250 in 2009; (v) Mr. Majoor, which amount is for automobile expenses; and (vi) Mr. Sheedy, which also includes 401(k) Company contributions of $16,867 in 2007, $18,400 in 2008 and $9,553 in 2009.

(5)	Mr. Majoor’s compensation is converted from Euros to U.S. Dollars at the average annual exchange rate for the applicable year, except with respect to the column entitled “Change In Pension Value and Nonqualified Deferred Compensation Earnings” which is calculated based on an exchange rate at December 31st of the applicable year.

(6)	The amount in “All Other Compensation” for Mr. Sheedy includes severance and other payments made in connection with the termination of employment of Mr. Sheedy effective September 2, 2009. In connection with the termination of employment, Mr. Sheedy entered into a separation agreement and release (the “Separation Agreement”) with the Company. Economic benefits provided to Mr. Sheedy in the Separation Agreement were in most cases those required by his employment agreement with the Company, along with other settlement agreements. In connection with the Separation Agreement, Mr. Sheedy received the following: severance pay of $322,950; an agreed upon settlement amount of $118,250 for payments under the Company’s short-term incentive plan; continued medical and dental coverage valued at $20,446 and a life insurance premium payment of $1,116; an extension of the time within which Mr. Sheedy could exercise his already issued and vested stock options for 13,050 shares of the Company’s stock; and vacation pay of $14,087. Mr. Sheedy agreed to sign standard confidentiality, non-compete, non-disparagement and non-solicitation provisions.

Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to grants of plan-based equity awards to the named executive officers during 2009.

Grants of Plan-Based Awards

												Grant
								All				Date
								Other				Fair
								Stock	All Other		Closing	Value
								Awards:	Option	Exercise	Market	of
								Number	Awards:	or Base	Price	Stock
		Estimated Future Payouts			Estimated Future Payouts			of	Number of	Price of	at	Options
		Under Non-Equity Incentive			Under Equity Incentive			Shares	Securities	Option	Grant	and
		Plan Awards			Plan Awards			of Stock	Underlying	Awards	Date	Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	($/Sh)	($/Sh)	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	(1)	(1)	($)(2)

John Stanik	3/04/09	180,322	360,644	631,127	5,550	11,100	22,200	16,000	26,600	14.71	14.98	704,211
Leroy Ball	3/04/09	57,011	114,021	199,537	1,700	3,400	6,800	4,900	8,200	14.71	14.98	216,027
Kees Majoor	3/04/09	76,070	152,140	266,245	1,200	2,400	4,800	3,500	5,800	14.71	14.98	153,171
Robert O’Brien	3/04/09	51,296	102,591	179,535	1,200	2,400	4,800	3,500	5,800	14.71	14.98	153,171
Dennis Sheedy	3/04/09	43,059	86,118	150,707	1,200	2,400	4,800	3,500	5,800	14.71	14.98	153,171
James Sullivan	3/04/09	32,725	65,450	114,538	850	1,700	3,400	2,500	4,200	14.71	14.98	109,392

(1)	The exercise price of the option awards was the average of the high and low prices on the New York Stock Exchange on the date of grant. This was based upon the requirements of the Company’s Stock Option Plan.
(2)	The full grant date was computed in accordance with Accounting Standards Codification (ASC) 718 for the awards made in fiscal 2009 under the Company’s incentive plans. Refer to Note 10 to the Company’s Consolidated Financial Statements of its 2009 Form 10-K for the related assumptions pertaining to the Company’s calculation in accordance with ASC 718.

The following information relates to both the Summary Compensation Table and the Grants of Plan-Based Awards Table set forth above. The material terms related to the “non-equity incentive plan compensation” set forth in the Summary Compensation Table and the “estimated future payments under non-equity incentive plan awards” in the Grants of Plan-Based Awards Table are described in Compensation Discussion and Analysis under the heading “Performance-Based Short-Term Cash Incentive Compensation.”

The “stock awards” column in the Summary Compensation Table and the “all other stock awards” column of the Grants of Plan-Based Awards Table contain information with respect to the time-vesting restricted stock granted to named executive officers in 2007, 2008 and 2009, as applicable. Grants of time-vesting restricted stock vest in equal increments over three years. Dividends which are paid on Common Stock of the Company are paid on the time-vesting restricted stock, and held in escrow with the shares.

The “stock awards” column of the Summary Compensation Table and the “estimated future payouts under equity incentive plan awards” column of the Grants of Plan-Based Awards Table contain information with respect to the restricted performance stock units granted by the Company to the named executive officers in 2007, 2008 and 2009, as applicable. Restricted performance stock units vest as described in Compensation Discussion and Analysis, under the heading “Restricted Performance Stock Units.” These grants were made in units and not actual shares, and thus no dividends accrue on the units until the units vest and the shares are actually issued.

The “option awards” column of the Summary Compensation Table and the “all other option awards” column of the Grants of Plan-Based Awards Table contain information with respect to stock options that were granted to the named executive officers in 2007, 2008 and 2009, as applicable. Stock options vest in equal one-half increments over the two year period following the grant. Stock options expire ten years following the date of the grant. Options are granted at fair market value upon the date of the grant.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards to the named executive officers as of December 31, 2009.

Outstanding Equity Awards At Fiscal Year-End

	Option Awards						Stock Awards
										Equity
									Equity	Incentive
									Incentive	Plan
									Plan	Awards:
									Awards:	Market
				Equity					Number	or Payout
				Incentive			Number	Market	of	Value of
				Plan			of	Value of	Unearned	Unearned
				Awards:			Shares	Shares	Shares,	Shares,
	Number of	Number of		Number of			or Units	or Units	Units or	Units or
	Securities	Securities		Securities			of Stock	of Stock	Other	Other
	Underlying	Underlying		Underlying			That	That	Rights	Rights
	Unexercised	Unexercised		Unexercised	Option		Have	Have	That	That
	Options	Options		Unearned	Exercise	Option	Not	Not	Have Not	Have Not
	(#)	(#)		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)(3)	($)	(#)(4)	($)

John Stanik	—	26,600	(1)	—	14.71	3/9/19	33,685	468,222	22,900	318,310
	14,150	14,150	(2)	—	17.45	2/28/18	—	—	—	—
	27,800	—		—	8.37	3/31/17	—	—	—	—
	41,800	—		—	7.92	3/27/16	—	—	—	—
	40,800	—		—	8.79	2/11/15	—	—	—	—
	100,000	—		—	7.04	2/4/14	—	—	—	—
	24,000	—		—	4.96	4/22/13	—	—	—	—
	90,000	—		—	5.07	1/2/13	—	—	—	—
Leroy Ball	—	8,200	(1)	—	14.71	3/9/19	10,300	143,170	6,600	91,740
	3,800	3,800	(2)	—	17.45	2/28/18	—	—	—	—
	10,100	—		—	8.37	3/31/17	—	—	—	—
	15,100	—		—	7.92	3/27/16	—	—	—	—
	14,100	—		—	8.79	2/11/15	—	—	—	—
	75,000	—		—	7.04	2/4/14	—	—	—	—
	50,000	—		—	5.07	1/2/13	—	—	—	—
	4,000	—		—	7.81	1/25/12	—	—	—	—
Kees Majoor	—	5,800	(1)	—	14.71	3/9/19	7,033	97,759	4,600	63,940
	2,650	2,650	(2)	—	17.45	2/28/18	—	—	—	—
	6,100	—		—	8.37	3/31/17	—	—	—	—
	9,200	—		—	7.92	3/27/16	—	—	—	—
	10,400	—		—	8.79	2/11/15	—	—	—	—
	75,000	—		—	7.04	2/4/14	—	—	—	—
	33,000	—		—	7.81	1/25/12	—	—	—	—
	30,000	—		—	9.35	11/1/10	—	—	—	—
Robert O’Brien	—	5,800	(1)	—	14.71	3/9/19	7,033	97,759	4,600	63,940
	2,650	2,650	(2)	—	17.45	2/28/18	—	—	—	—
	6,100	—		—	8.37	3/31/17	—	—	—	—
	9,200	—		—	7.92	3/27/16	—	—	—	—
	5,200	—		—	8.79	2/11/15	—	—	—	—
	14,204	—		—	7.04	2/4/14	—	—	—	—
	19,723	—		—	5.07	1/2/13	—	—	—	—
	25,608	—		—	7.81	1/25/12	—	—	—	—
Dennis Sheedy	—	—		—	—	—	—	—	—	—
James Sullivan	—	4,200	(1)	—	14.71	3/9/19	4,717	65,566	1,700	23,630

(1)	These securities vest in two equal installments on March 4, 2010 and March 4, 2011.

(2)	These securities vested on February 28, 2010.

(3)	The following shares vest on March 31, 2010 as follows: Mr. Stanik 7,352; Mr. Ball 2,667; Mr. Majoor 1,600; Mr. O’Brien 1,600; and Mr. Sullivan 1,100. The following shares vest on February 28, 2010 and 2011 as follows: Mr. Stanik 5,167 and 5,166; Mr. Ball 1,367 and 1,366; Mr. Majoor 967 and 966; Mr. O’Brien 967 and 966; and Mr. Sullivan 558 and 559. The following shares vest on March 4, 2010, 2011, and 2012 as follows: Mr. Stanik 5,333, 5,333, and 5,334; Mr. Ball 1,633, 1,633 and 1,634; Mr. Majoor 1,167, 1,167, and 1,666; Mr. O’Brien 1,167, 1,167, and 1,666; and Mr. Sullivan 833, 833, and 834.

(4)	These units vest subject to the satisfaction of performance goals at the end of a three-year performance period as follows for December 31, 2010 and 2011, respectively: Mr. Stanik 11,800 and 11,100; Mr. Ball 3,200 and 3,400; Mr. Majoor 2,200 and 2,400; Mr. O’Brien 2,200 and 2,400; and Mr. Sullivan 0 and 1,700.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to stock options exercised by and stock awards vested for named executive officers during 2009.

Option Exercises And Stock Vested

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares	Value
	Acquired	Realized	Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

John Stanik	50,000	379,500	79,182	1,056,491
Leroy Ball	—	—	28,134	375,085
Kees Majoor	—	—	17,201	229,387
Robert O’Brien(1)	—	—	17,201	229,387
Dennis Sheedy	10,400	70,611	20,867	277,301
James Sullivan	—	—	9,017	133,148

(1)     The “Option Exercises and Stock Vested” table included in last year’s proxy statement omitted Mr. O’Brien’s acquisition of 30,866 shares of common stock upon the exercise of stock options, which had a realized value upon exercise of $401,275.

Pension Benefits

All persons, including named executive officers, who were salaried employees prior to July 1, 2005, and who are United States employees, are participants in the Calgon Carbon Corporation Retirement Plan for Salaried Employees (the “Pension Plan”), a defined benefit plan.

The Pension Plan provides for annual benefits following normal retirement at age sixty-five equal to 1.05% of the participant’s final average compensation (highest five consecutive years in the ten year period immediately preceding retirement or termination) multiplied by the participant’s credited service (up to thirty-five years); plus 0.50% of the excess, if any, of the participant’s final average compensation in excess of the participant’s covered compensation (as defined in IRS regulations) multiplied by the participant’s credited service (up to thirty-five years). In calculating Mr. O’Brien’s benefit under the Pension Plan, prior service with Merck & Co. is included in the calculation of the gross pension benefit. The pension benefit payable to Mr. O’Brien from the Pension Plan is his gross pension benefit under the Pension Plan including prior service with Merck & Co., less the benefit payable from the Merck & Co. pension plan.

For purposes of the Pension Plan, “compensation” includes base compensation, special awards, commissions, bonuses and incentive pay.

The Pension Plan provides for early retirement, provided that the participant has attained the age of fifty-five and has completed at least fifteen years of continuous participation under the Pension Plan. Early retirement benefits are the retirement income that would be applicable at normal retirement, reduced by 0.25% for each month benefits begin prior to the participant’s attainment of age sixty-two. Messrs. Stanik and O’Brien are the only named executive officers currently eligible for early retirement under the Pension Plan. Individuals who terminate employment prior to age fifty-five, but have fifteen years of continuous participation upon termination, are eligible to receive benefits under the Pension Plan as early as age fifty-five, but the benefit payable is actuarially reduced from age sixty-five. The normal form of payment under the plan is a straight life annuity although a lump sum option is available at any time that the plan is not underfunded.

Effective January 1, 2006, active participants in the Pension Plan were permitted a one-time opportunity to elect whether future retirement benefits would continue to be earned under the Pension Plan, in which case a participant would continue to also receive a matching contribution of 25% of the first 4% of base pay contributed by the participant under the Company’s Thrift/Savings Plan, a 401(k) defined contribution plan, or instead to elect to cease future accrual of benefits in the Pension Plan and to participate under the new retirement savings program of the Company’s Thrift/Savings Plan. Participants in the new retirement savings program receive a Company match of 100% on the first 2% of total pay contributed by the participant, plus a fixed quarterly Company contribution (2% of total pay) and an annual discretionary Company contribution (from 0% to 4% of total pay based on performance of the Company). Fixed quarterly contributions and discretionary annual contributions made by the Company vest to participants after two years of service. Effective January 1, 2007, all remaining Pension Plan participants were required to convert to the new retirement savings program for future accrual of retirement benefits (and no further benefits will accrue to them under the Pension Plan).

Mr. Majoor is not a United States based employee and thus instead participates in the Group Insurance Rules for the Benefit of Salaried Employees of Chemviron Carbon in Belgium (the “Belgium Plan”), a defined benefit plan. The Belgium Plan provides for an annual benefit following normal retirement at age sixty-five equal to 0.5% of the participant’s pensionable salary (the average of the highest five consecutive years out of the ten year period immediately preceding retirement or termination) up to the average social security pension ceiling for each year of credited service (up to a maximum of forty years), plus 1.50% of the excess, if any, of the participant’s pensionable salary in excess of the social security pension ceiling for each year of credited service (up to a maximum of forty years).

For purposes of the Belgium Plan, “salary” is 13.85 multiplied by the January 1 monthly base salary. Additionally, pursuant to an agreement with the Company, Mr. Majoor will receive credit for an additional eight years of service in the calculation of his annual benefit, assuming retirement at age sixty-five. If he leaves prior to age sixty-five, the eight additional years of service is multiplied by a ratio equal to actual service with Chemviron Carbon at early retirement/termination divided by an assumed service with Chemviron Carbon at age sixty-five.

The Belgium Plan provides for early retirement at age sixty. Benefits payable upon early retirement are actuarially reduced from age sixty-five. The normal form of payment under the plan is a straight life annuity although a lump sum option is available. Mr. Majoor is required to contribute into the Belgium Plan an amount equal to 1.25% of his annual salary up to the social security pension ceiling plus 4% of annual salary in excess of the social security pension ceiling.

The following table shows years of credited service and present value of accumulated benefit as of December 31, 2009 payable by the Company, and payments made by the Company during the last fiscal year for each named executive officer.

Pension Benefits

		Number of		Payments
		Years	Present Value of	During Last
		Credited	Accumulated	Fiscal Year
Name	Plan Name	Service (#)(1)	Benefit (US$)(2)	($)

John Stanik	Calgon Carbon Corporation Retirement Plan for Salaried Employees	15.50	$373,365	$0
Leroy Ball	Calgon Carbon Corporation Retirement Plan for Salaried Employees	5.50	$39,321	$0
Kees Majoor	Group Insurance Rules for the Benefit of Salaried Employees of Chemviron Carbon in Belgium	14.37	$611,127	$0
Robert O’Brien	Calgon Carbon Corporation Retirement Plan for Salaried Employees	33.00	$784,065	$0
Dennis Sheedy(3)	Not applicable	—	—	—
James Sullivan	Calgon Carbon Corporation Retirement Plan for Salaried Employees	9.42	$74,521	$0

(1)	For Messrs. Stanik, Ball, O’Brien and Sullivan, the credited service shown is the service used to calculate their frozen pension benefit. Each continues to earn service for vesting and eligibility purposes as long as they are employed by the Company. For Mr. Majoor, this represents the amount of service used to calculate his Belgium pension.

(2)  The calculation of present value of accumulated benefit assumes the following:

•	Retirement at age 62 for Messrs. Stanik, Ball, O’Brien and Sullivan and at age 65 for Mr. Majoor

•	Discount rate of 5.8% (5.0% for Mr. Majoor, which is the Belgian based rate)

•	Post retirement annuities based on RP-2000 White Collar Mortality projected to 2015 (sex distinct) for Messrs. Stanik, Ball, O’Brien and Sullivan

•	Post retirement lump sums based on IRS Prescribed Mortality for Messrs. Stanik, Ball, O’Brien and Sullivan and the MR table for Mr. Majoor

•	Percent electing lump sum: 80% for Messrs. Stanik, Ball, O’Brien and Sullivan and 100% for Mr. Majoor

•	An exchange rate of 1 euro equal to 1.4336 U.S. dollar was applied to the amount shown for Mr. Majoor

(3)	Mr. Sheedy did not participate in the Calgon Carbon Corporation Retirement Plan for Salaried Employees because he was hired after December 31, 2005.

Potential Payments Upon Termination or Change In Control

For 2009, the named executive officers of the Company other than Mr. Sullivan had employment agreements with the Company. The agreements provided for a base salary, participation in bonus and other compensation programs as determined by the Company, indemnification against liabilities arising out of their service in certain capacities, and executive risk liability insurance coverage. The agreements generally provided for continued employment of the executives until terminated by the Company with or without cause or voluntary termination by the named executive officer with or without good reason.

The tables below reflect the amount of compensation which would be paid to each of the named executive officers of the Company in the event of termination of such executive’s employment, with the exception of Dennis Sheedy, as he is no longer employed by the Company. The tables show the amount of compensation payable to each named executive officer upon termination by the Company for “cause” (as defined in the applicable employment agreement), voluntary termination by the executive without “good reason” (as defined in the applicable employment agreement, and generally including constructive termination), death, disability, retirement, involuntary termination by the Company without cause or voluntary termination by the executive for good reason, and termination following a change in control. The amounts shown assume that such termination was effective as of December 31, 2009 and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

Employment Agreement Terms - Stanik, Ball, O’Brien

The following paragraphs summarize the general terms of the employment agreements that were in place for Messrs. Stanik, Ball and O’Brien for 2009. Regardless of whether the termination of the named executive officer’s employment is by the Company for cause or without cause, by the named executive officer with or without good reason, or due to death or disability, the executive is generally entitled to receive amounts earned during the term of his employment, including (i) base salary, vacation and other cash entitlements accrued through the date of termination, to be paid to the executive in a lump sum of cash on the next regularly scheduled payroll date that is at least ten (10) days from the date of termination (to the extent theretofore unpaid); (ii) to the extent permitted by the applicable deferred compensation plan and any elections filed by the executive under such plan, the amount of any compensation previously deferred by the executive, paid in a lump sum of cash on the next regularly scheduled payroll date that is at least ten (10) days from the date of termination (to the extent theretofore unpaid); and (iii) amounts that are vested benefits or that the executive is otherwise entitled to receive under any plan, policy, practice or program of or any other contract or agreement with the Company at or subsequent to the date of termination, payable in accordance with such plan, policy, practice or program or contract or agreement. Collectively, these are referred to as “Accrued Obligations.”

In the case of a termination by the Company for cause, or a voluntary termination by the named executive officer without good reason, the executive would be entitled to no further compensation other than the Accrued Obligations.

If a named executive officer’s employment is terminated by reason of such executive’s death or disability (in accordance with the definition contained in the executive’s employment agreement), the executive, or in the event of death, the executive’s estate or beneficiaries, would be entitled to (i) the Accrued Obligations, (ii) an amount equal to six (6) months of base salary based upon the salary the executive earned at the time of his or her termination, and (iii) the Bonus Amount, as defined below, multiplied by a fraction, the numerator of which is the number of days in the calendar year until the date of death or determination of disability, and the denominator of which is 365, all of which is payable in a lump sum on the next regularly scheduled payroll date that is at least ten (10) days after the date of death or determination of disability. The “Bonus Amount” is the average of the last three annual cash bonuses paid by the Company to the named executive officer.

In the case of an executive retiring, the executive would receive his Accrued Obligations. With respect to time-based restricted stock, the executive would receive the number of restricted shares equal to the number of full months such executive was employed since the last vesting date of the restricted shares divided by the number of months from the last vesting date until the next vesting date. With respect to restricted performance stock units, the executive would be entitled to the same amount of shares as would be calculated in the case of the executive’s death.

For the named executive officers other than Messrs. Majoor and Sullivan, in the case of the termination of the employment of the executive by the Company without cause or the resignation by the executive with good reason, the executive will be entitled to (i) the Accrued Obligations and (ii) (A) the executive’s base salary, based upon the salary the executive earned at the time of his termination, payable for the Severance Period for said executive (where

Messrs. Ball and O’Brien’s Severance Period is eighteen (18) months and Mr. Stanik’s Severance Period is twenty-four (24) months), and (B) for Messrs. Ball and O’Brien, one and a half (1.5) times the Bonus Amount and, for Mr. Stanik, two (2) times the Bonus Amount, all of which is payable in a lump sum upon the date, which is the first day following the six (6) month anniversary of the date of termination. In addition, the executive’s applicable health and welfare benefits will be continued for a period equal to the Severance Period or, if shorter, until the executive is reemployed and provided at least equivalent benefits by his next employer. The executive will not receive any additional stock or option grants. With respect to all equity plans of the Company, no further vesting will occur.

Employment Agreement Terms of Termination - Majoor

Mr. Majoor’s employment agreement calls for notice prior to any termination of his employment without “serious reason” to be determined pursuant to a “Claeys formula” which is used by Belgian labor courts to determine severance compensation, if any, provided that the notice period may in no event be less than eighteen (18) months. Any stock options granted to Mr. Majoor pursuant to his employment agreement continue to be exercisable, provided that his termination is without cause. Additionally, provided that Mr. Majoor honors, and the Company does not waive, the non-compete provision of his employment contract, the Company shall pay him an indemnification amount equivalent to one-half of his gross remuneration for the last month of employment with the Company, multiplied by twenty-four (24) months.

Employment Agreement Terms of Termination - Sullivan

Mr. Sullivan was not a party to an employment agreement for 2009 but he did have a letter agreement, dated October 2, 2009, that provided certain change in control benefits to him.

Additional Benefits Upon Termination

In addition to the benefits discussed above, each named executive officer has certain entitlements with respect to the various forms of equity awards that such executive may have earned over the course of his employment.

If the employment of the named executive officer (who may not be a Disabled Participant, as defined in the 2008 Equity Incentive Plan) is voluntarily terminated with the consent of the Company, any then outstanding incentive stock option held by such executive shall be exercisable by the executive (but only to the extent exercisable by the executive immediately prior to the termination of employment) at any time prior to the expiration date of such incentive stock option or within three months after the date of termination of employment, whichever is the shorter period.

If the employment of the executive (who may not be a Disabled Participant, as defined in the 2008 Equity Incentive Plan) is voluntarily terminated with the consent of the Company, any then outstanding nonstatutory stock option or stock appreciation right held by such executive shall be exercisable by the executive (but only to the extent exercisable by the executive immediately prior to the termination of employment) at any time prior to the expiration date of such nonstatutory stock option or stock appreciation right or within one year after the date of termination of employment, whichever is the shorter period.

If the executive is a Disabled Participant (as defined in the 2008 Equity Incentive Plan) and his employment is voluntarily terminated with the consent of the Company, or the executive retires at normal retirement age under any retirement plan of the Corporation, any then-outstanding stock option or stock appreciation right held by such executive shall be exercisable in full (whether or not so exercisable by the executive immediately prior to the termination of employment) by the executive at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of termination of employment, whichever is the shorter period.

If an executive’s employment is terminated by reason of the executive’s death, the executive’s estate will be permitted to exercise any outstanding stock options or stock appreciation rights held by such executive (whether or not exercisable on the date of death) at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of death, whichever is the shorter period.

Generally, if the employment or engagement of an executive terminates for any reason other than voluntary termination with the consent of the Company, retirement under any retirement plan of the Company or death, all outstanding stock options and stock appreciation rights held by the executive at the time of such termination of employment shall automatically terminate. Whether termination is a voluntary termination with the consent of the Company and whether retirement is at a normal age is determined as provided in the Company’s 2008 Equity Incentive Plan.

All restrictions on such executive’s time-based restricted stock will lapse and with respect to restricted performance stock units granted to executives in 2007, 2008 and 2009, if the performance conditions contained in the agreement granting such restricted performance stock units are met after such executive’s death, the executive’s estate would be entitled to receive a number of shares equal to the total share units granted under the agreement, multiplied by the number of full months such executive was employed from January 1 in the year of the grant until the death of the executive, divided by thirty-six.

In the case of disability of an executive in accordance with the definition contained in the executive’s employment agreement, in addition to the accrued obligations, the executive’s estate would be entitled to receive a number of shares related to restricted performance stock units using the same calculation as would be used in the case of the executive’s death. There would be no acceleration of vesting of stock options or time-based restricted stock in the case of disability.

Payments Upon Change of Control

If, after a Change of Control, as defined in the executive’s employment agreement, an executive’s employment is terminated by the Company (other than termination by the Company for cause or by reason of death or disability and subject to certain time limitations) or the executive terminates his employment in certain circumstances which constitute good reason (as defined in the employment agreements and subject to certain time limitations) the executive will be entitled to the following benefits. In lieu of the normal severance benefits described above, the executive will be entitled to a lump sum equal to: (i) two (2) years (three (3) years for the Chief Executive Officer) of the executive’s base salary; plus (ii) two (2) times (three (3) times for the Chief Executive Officer) the greater of (x) the then-current “target” amount of any cash bonus or short-term cash incentive plan in effect for the executive or (y) the average of the last three (3) annual cash bonuses paid by Company to the executive; and (iii) (except for Mr. Majoor) the matching contributions that would have been credited to the executive under the Company’s 401(k) plan for the two (2) years (three (3) years for the Chief Executive Officer) following the effective date of termination of the executive’s employment. If the executive terminates his employment other than for “good reason” during a period of ninety (90) days after the first anniversary of the Change of Control, the amounts as set forth above would instead be (x) eighteen (18) months (not two (2) years) of such base salary, (y) one and a half (1.5) times (not two (2) times) of such bonus and (z) eighteen (18) months (not two (2) years) of matching contributions under the 401(k) plan, except that in any event the amounts for the Chief Executive Officer would not change from those stated above. For any such period the executive will receive equivalent benefits as were provided prior to the Change of Control. After a Change of Control, the executive will also be entitled to exercise all stock options and stock appreciation rights and be fully vested in all restricted stock, stock units, and similar stock-based or incentive awards previously granted to the executive regardless of any deferred vesting or deferred exercise provisions of such arrangements.

Additional Termination Payments.

The Company will pay an additional amount sufficient on an after-tax basis to cover any excise taxes, interest and penalties imposed on severance payments by Section 4999 of the Code plus a gross-up payment to reimburse the executive for the tax imposed on the additional payment. In Mr. Majoor’s case, the “gross-up” will also apply to any Belgian excise tax imposed.

Material Conditions to Receipt of Payments or Benefits.

In order to receive the benefits described above, the named executive officers agree in the employment agreements to be bound by standard provisions concerning use of confidential information and non-compete provisions after termination of employment. In particular, the executive agrees that he will not compete with the Company during the period in which he is receiving severance or for a period of two (2) years after the termination of employment, whichever is longer. The named executive officers further agree that all confidential information, as specified in such officers’ respective employment agreements, shall be kept secret and shall not be disclosed or made available to anyone outside of the Company at any time, either during his employment with the Company, or subsequent to termination thereof for any reason.

On February 5, 2010, each of the named executive officers except Mr. Majoor signed new employment agreements to be effective for 2010 and beyond. Mr. Sullivan is also a party to a 2010 employment agreement. See page 22 for an outline of the significant changes between the agreements that were effective in 2009 and the 2010 agreements. The new employment agreements do not contain the excise tax and “gross-up” provisions that were contained in the agreements effective for 2009.

John Stanik

The following table shows the potential payments upon termination of employment prior to and after a Change of Control of the Company for John Stanik.

							Voluntary
						Involuntary	Termination	Involuntary Not
						Not For	During Open	for Cause or
						Cause or	Window Period	Employee for
						Employee	upon One Year	Good Reason
						for Good	Anniversary	Termination
Executive Benefit and	For Cause	Voluntary				Reason	Following a	(After Change of
Payments Upon Separation	Termination	Termination	Death	Disability	Retirement	Termination	Change of Control	Control)

Severance and Short-Term Compensation:
Cash Severance and Short-Term Cash Incentive Compensation	—	—	$590,270	$590,270	—	$1,695,745	$2,627,551	$2,627,551
Long Term Incentive Compensation:
Stock Options (Unvested)(1)	—	—	—	—	—	—	—	—
Time-Based Restricted Stock(2)	—	—	$468,198	—	$192,071	—	$468,198	$468,198
Performance-Based Restricted Stock Units(2)	—	—	$321,553	$321,553	$321,553	—	$636,620	$636,620
Other Benefits
Savings Plan Enhancement	—	—	—	—	—	—	$41,650	$41,650
Pension Plan(3)	$491,863	$491,863	$229,971	$495,102	$491,863	$491,863	$491,863	$491,863
Health and Welfare Benefits	—	—	—	—	—	$25,520	$38,280	$38,280
Life Insurance(4)	—	—	$516,000	—	—	$3,356	$5,034	$5,034
Excise Tax & Gross-Up	—	—	—	—	—	—	$1,318,233	$1,318,233

Total	$491,863	$491,863	$2,125,992	$1,406,925	$1,005,487	$2,216,484	$5,627,429	$5,627,429

(1)	Reflects the excess of the fair market value of the underlying shares as of December 31, 2009 over the exercise price of all unvested options, the vesting of which accelerates in connection with the specified event.

(2)	Reflects the fair market value as of December 31, 2009 of the shares underlying restricted stock units, the vesting of which accelerates in connection with the specified event.

(3)	The present value calculated for the Pension Plan was determined using the following assumptions:

•	Estimated lump sums based on mortality based on Revenue Ruling 2008-85 and segment rates of 5.24%, 5.69%, and 5.37%.

•	Expected age of lump sum payment was determined as follows:

•	If current age is at least 55 and service is at least 15 years, immediate payment was assumed.

•	If current age is less than 55 and service is at least 15 years, payment at age 55 was assumed.

•	If current age is less than age 55 and service is less than 15 years, payment at age 65 was assumed.

•	The monthly accrued benefit as of December 31, 2009 is the amount payable at age 65 as a single life annuity.

•	If the expected age of lump sum payment is prior to age 65, the appropriate early retirement reductions were applied in the calculation of the estimated lump sum payment.

•	All participants who become disabled are assumed to continue on employer sponsored long term disability coverage until age 65 and then retire at age 65.

•	All participants are assumed to be married with a spouse of the same age.

•	Death benefits are paid to surviving spouses and reflect the adjustment for the 50% joint-and-survivor form of payment and the fact that the surviving spouse will receive 50%. In addition, the death benefit is assumed to be payable at the earliest retirement age of the participant.

(4)	In the case of “death” consists of life insurance proceeds and in all other cases consists of additional premiums paid after termination of employment.

Leroy Ball

The following table shows the potential payments upon termination of employment prior to and after a Change of Control of the Company for Leroy Ball.

							Voluntary
						Involuntary	Termination	Involuntary Not
						Not For	During Open	for Cause or
						Cause or	Window Period	Employee for
						Employee	upon One Year	Good Reason
						for Good	Anniversary	Termination
Executive Benefit and	For Cause	Voluntary				Reason	Following a	(After Change of
Payments Upon Separation	Termination	Termination	Death	Disability	Retirement	Termination	Change of Control	Control)

Severance and Short-Term Compensation:
Cash Severance and Short-Term Cash Incentive Compensation	—	—	$234,957	$234,957	—	$542,470	$551,102	$734,802
Long Term Incentive Compensation:
Stock Options (Unvested)(1)	—	—	—	—	—	—	—	—
Time-Based Restricted Stock(2)	—	—	$143,170	—	$60,658	—	$143,170	$143,170
Performance-Based Restricted Stock Units(2)	—	—	$90,813	$90,813	$90,813	—	$183,480	$183,480
Other Benefits
Savings Plan Enhancement	—	—	—	—	—	—	$20,825	$27,767
Pension Plan(3)	$118,651	$118,651	$53,933	$118,651	$118,651	$118,651	$118,651	$118,651
Health and Welfare Benefits	—	—	—	—	—	—	—	—
Life Insurance(4)	—	—	$254,000	—	—	$1,101	$1,101	$1,468
Excise Tax & Gross-Up	—	—	—	—	—	—	—	—

Total	$118,651	$118,651	$776,873	$444,421	$270,122	$662,222	$1,018,329	$1,209,338

(1)	Reflects the excess of the fair market value of the underlying shares as of December 31, 2009 over the exercise price of all unvested options, the vesting of which accelerates in connection with the specified event.

(2)	Reflects the fair market value as of December 31, 2009 of the shares underlying restricted stock units, the vesting of which accelerates in connection with the specified event.

(3)	The present value calculated for the Pension Plan was determined using the following assumptions:

•	Estimated lump sums based on mortality based on Revenue Ruling 2008-85 and segment rates of 5.24%, 5.69%, and 5.37%.

•	Expected age of lump sum payment was determined as follows:

•	If current age is at least 55 and service is at least 15 years, immediate payment was assumed.

•	If current age is less than 55 and service is at least 15 years, payment at age 55 was assumed.

•	If current age is less than age 55 and service is less than 15 years, payment at age 65 was assumed.

•	The monthly accrued benefit as of December 31, 2009 is the amount payable at age 65 as a single life annuity.

•	If the expected age of lump sum payment is prior to age 65, the appropriate early retirement reductions were applied in the calculation of the estimated lump sum payment.

•	All participants who become disabled are assumed to continue on employer sponsored long term disability coverage until age 65 and then retire at age 65.

•	All participants are assumed to be married with a spouse of the same age.

•	Death benefits are paid to surviving spouses and reflect the adjustment for the 50% joint-and-survivor form of payment and the fact that the surviving spouse will receive 50%. In addition, the death benefit is assumed to be payable at the earliest retirement age of the participant.

(4)	In the case of “death” consists of life insurance proceeds and in all other cases consists of additional premiums paid after termination of employment.

Kees Majoor

The following table shows the potential payments upon termination of employment prior to and after a Change of Control of the Company for Kees Majoor.

							Voluntary
						Involuntary	Termination	Involuntary Not
						Not For	During Open	for Cause or
						Cause or	Window Period	Employee for
						Employee	upon One Year	Good Reason
						for Good	Anniversary	Termination
Executive Benefit and	For Cause	Voluntary				Reason	Following a	(After Change of
Payments Upon Separation	Termination	Termination	Death	Disability	Retirement	Termination	Change of Control	Control)

Severance and Short-Term Compensation:
Cash Severance and Short-Term Cash Incentive Compensation(1)	—	—	$418,940	$418,940	—	$1,378,770	$913,672	$1,218,230
Long Term Incentive Compensation:
Stock Options (Unvested)(2)	—	—	—	—	—	—	—	—
Time-Based Restricted Stock(3)	—	—	$97,763	—	$14,168	—	$97,763	$97,763
Performance-Based Restricted Stock Units(3)	—	—	$63,013	$63,013	$63,013	—	$127,880	$127,880
Other Benefits
Savings Plan Enhancement	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Pension Plan(4)	$581,223	$581,223	$1,155,377	$581,223	$581,223	$581,223	$581,223	$581,223
Health and Welfare Benefits	—	—	—	—	—	—	—	—
Life Insurance(1)(5)	—	—	$381,000	—	—	—	—	—
Excise Tax & Gross-Up	—	—	—	—	—	—	—	—

Total	$581,223	$581,223	$2,116,093	$1,063,176	$658,404	$1,959,993	$1,720,538	$2,025,096

(1)	The amounts shown are converted from Euros to U.S. Dollars at an average annual conversion ratio of 1.39348.

(2)	Reflects the excess of the fair market value of the underlying shares as of December 31, 2009 over the exercise price of all unvested options, the vesting of which accelerates in connection with the specified event.

(3)	Reflects the fair market value as of December 31, 2009 of the shares underlying restricted stock units, the vesting of which accelerates in connection with the specified event.

(4)	The amounts shown are in United States dollars and were calculated based on an exchange rate at December 31, 2009 of one Euro for each US $1.4336. In the case of death, Mr. Majoor’s spouse receives 60% of his projected age 65 benefit payable immediately as a single lump sum. Death benefits are financed through an insurance company in Belgium. As a result, the lump sum shown is based on an interest rate of 3.25% and FR mortality. The combination of a larger benefit and a lower interest rate results in a substantially larger lump sum for the spouse. Upon death, orphan’s benefits may also be payable. No value has been included for an orphan’s pension.

(5)	In all cases other than death, Mr. Majoor is assumed to retire immediately and take a lump sum based on interest rate of 6% and MR mortality.

Robert O’Brien

The following table shows the potential payments upon termination of employment prior to and after Change of Control of the Company for Robert O’Brien.

							Voluntary
						Involuntary	Termination	Involuntary Not
						Not For	During Open	for Cause or
						Cause or	Window Period	Employee for
						Employee	upon One Year	Good Reason
						for Good	Anniversary	Termination
Executive Benefit and	For Cause	Voluntary				Reason	Following a	(After Change of
Payments Upon Separation	Termination	Termination	Death	Disability	Retirement	Termination	Change of Control	Control)

Severance and Short-Term Compensation:
Cash Severance and Short-Term Cash Incentive Compensation	—	—	$235,106	$235,106	—	$545,017	$545,017	$726,689
Long Term Incentive Compensation:
Stock Options (Unvested)(1)	—	—	—	—	—	—	—	—
Time-Based Restricted Stock(2)	—	—	$97,763	—	$40,040	—	$97,763	$97,763
Performance-Based Restricted Stock Units(2)	—	—	$63,013	$63,013	$63,013	—	$127,880	$127,880
Other Benefits
Savings Plan Enhancement	—	—	—	—	—	—	$20,825	$27,767
Pension Plan(3)	$918,454	$918,454	$425,658	$882,059	$918,454	$918,454	$918,454	$918,454
Health and Welfare Benefits	—	—	—	—	—	$16,842	$16,842	$22,457
Life Insurance(4)	—	—	$257,000	—	—	$1,118	$1,118	$1,490
Excise Tax & Gross-Up	—	—	—	—	—	—	—	$312,278

Total	$918,454	$918,454	$1,078,540	$1,180,178	$1,021,507	$1,481,431	$1,727,899	$2,234,778

(1)	Reflects the excess of the fair market value of the underlying shares as of December 31, 2009 over the exercise price of all unvested options, the vesting of which accelerates in connection with the specified event.

(2)	Reflects the fair market value as of December 31, 2009 of the shares underlying restricted stock units, the vesting of which accelerates in connection with the specified event.

(3)	The present value calculated for the Pension Plan was determined using the following assumptions:

•	Estimated lump sums based on mortality based on Revenue Ruling 2008-85 and segment rates of 5.24%, 5.69%, and 5.37%.

•	Expected age of lump sum payment was determined as follows:

•	If current age is at least 55 and service is at least 15 years, immediate payment was assumed.

•	If current age is less than 55 and service is at least 15 years, payment at age 55 was assumed.

•	If current age is less than age 55 and service is less than 15 years, payment at age 65 was assumed.

•	The monthly accrued benefit as of December 31, 2009 is the amount payable at age 65 as a single life annuity.

•	If the expected age of lump sum payment is prior to age 65, the appropriate early retirement reductions were applied in the calculation of the estimated lump sum payment.

•	All participants who become disabled are assumed to continue on employer sponsored long term disability coverage until age 65 and then retire at age 65.

•	All participants are assumed to be married with a spouse of the same age.

•	Death benefits are paid to surviving spouses and reflect the adjustment for the 50% joint-and-survivor form of payment and the fact that the surviving spouse will receive 50%. In addition, the death benefit is assumed to be payable at the earliest retirement age of the participant.

(4)	In the case of “death” consists of life insurance proceeds and in all other cases consists of additional premiums paid after termination of employment.

James Sullivan

The following table shows the potential payments upon termination of employment prior to and after Change of Control of the Company for James Sullivan.

						Involuntary	Voluntary
						Not For	Termination	Involuntary Not
						Cause or	During Open	for Cause or
						Employee	Window Period	Employee for
						for Good	upon One Year	Good Reason
						Reason	Anniversary	Termination
Executive Benefit and	For Cause	Voluntary				Termination	Following a	(After Change of
Payments Upon Separation	Termination	Termination	Death	Disability	Retirement	(7)	Change of Control	Control)

Severance and Short-Term Compensation:
Cash Severance and Short-Term Cash Incentive Compensation	—	—	—	—	—	$53,223	$378,675	$522,000
Long Term Incentive Compensation:
Stock Options (Unvested)(1)	—	—	—	—	—	—	—	—
Time-Based Restricted Stock(2)	—	—	—	—	—	—	$70,658	$70,658
Performance-Based Restricted Stock Units(2)	—	—	—	—	—	—	$47,260	$47,260
Other Benefits
Savings Plan Enhancement	—	—	—	—	—	—	$20,825	$27,767
Pension Plan(3)	$172,845	$172,845	$78,567	$172,845	$172,845	$172,845	$172,845	$172,845
Health and Welfare Benefits(4)	—	—	—	—	—	—	$19,216	$25,621
Life Insurance(4)(5)	—	—	—	—	—	—	$740	$986
Excise Tax & Gross-Up(6)	—	—	—	—	—	—	—	—

Total	$172,845	$172,845	$78,567	$172,845	$172,845	$226,068	$710,219	$867,137

(1)	Reflects the excess of the fair market value of the underlying shares as of December 31, 2009 over the exercise price of all unvested options, the vesting of which accelerates in connection with the specified event.

(2)	Reflects the fair market value as of December 31, 2009 of the shares underlying restricted stock units, the vesting of which accelerates in connection with the specified event.

(3)	The present value calculated for the Pension Plan was determined using the following assumptions:

•	Estimated lump sums based on mortality based on Revenue Ruling 2008-85 and segment rates of 5.24%, 5.69%, and 5.37%.

•	Expected age of lump sum payment was determined as follows:

•	If current age is at least 55 and service is at least 15 years, immediate payment was assumed.

•	If current age is less than 55 and service is at least 15 years, payment at age 55 was assumed.

•	If current age is less than age 55 and service is less than 15 years, payment at age 65 was assumed.

•	The monthly accrued benefit as of December 31, 2009 is the amount payable at age 65 as a single life annuity.

•	If the expected age of lump sum payment is prior to age 65, the appropriate early retirement reductions were applied in the calculation of the estimated lump sum payment.

•	All participants who become disabled are assumed to continue on employer sponsored long term disability coverage until age 65 and then retire at age 65.

•	All participants are assumed to be married with a spouse of the same age.

•	Death benefits are paid to surviving spouses and reflect the adjustment for the 50% joint-and-survivor form of payment and the fact that the surviving spouse will receive 50%. In addition, the death benefit is assumed to be payable at the earliest retirement age of the participant.

(4)	Assumed at zero; however, the Company may use discretion upon termination.

(5)	In the case of “death” consists of life insurance proceeds and in all other cases consists of additional premiums paid after termination of employment.

(6)	That certain letter agreement between the Company and Mr. Sullivan, dated October 2, 2009, stipulates coverage under a change of control; however, it does not contain an excise tax gross-up provision.

(7)	Mr. Sullivan did not have an employment agreement as of December 31, 2009 and, therefore, involuntary termination severance coverage has been calculated based upon the Company’s closure policy.

Compensation of Directors

Governance Committee Oversight. The Board has assigned the oversight of Director compensation to the Governance Committee, which is comprised of four independent Directors. The Governance Committee from time to time reviews and makes decisions regarding the compensation program for the independent Directors of the Company. The Governance Committee’s function is to review and make recommendations to the Board as a whole concerning the compensation to be paid to Directors. In performing its functions, the Governance Committee may consult with the Compensation Committee with regard to issues of common interest. The Governance Committee has also used the independent compensation consultant which is used by the Compensation Committee in order to examine director compensation.

Board and Committee Fees. In 2009, each non-employee Director received a restricted stock grant with a grant date value of $50,000 (prorated to $37,511 for Mr. Alexander) and retainer fees, as detailed below, for services as a member of the Board and any committee of the Board. Directors who are full-time employees of the Company or a subsidiary receive no additional compensation for services as a member of the Board or any committee of the Board. Directors who are not employees of the Company receive an annual retainer of $50,000 for Board service. The retainer fees are payable in cash or Common Stock of the Company as described below. The Lead Director receives an additional retainer of $25,000. The Chairperson of each committee receives a retainer of $5,000, with the Chairperson of the Audit Committee instead receiving a retainer of $15,000. The members of the Audit Committee each receive an additional retainer of $7,500. No meeting fees are paid to Directors. In February 2010, the members of the Governance Committee and the Board agreed to increase the additional retainer for the Compensation Committee chair from $5,000 to $10,000 effective with the 2010 annual meeting. This increase was a reflection of the increased regulatory and other burdens placed upon the Compensation Committee.

2008 Equity Incentive Plan. In 2009, instead of the grants previously made under the 1999 Phantom Stock Plan and the 1993 Non-Employee Directors’ Stock Option Plan discussed below, the Board made a grant of restricted stock to non-employee Directors with a grant date value of $50,000, following the Annual Meeting. Such shares will vest in equal annual increments over a three year period.

1999 Phantom Stock Plan. Prior to 2008, the 1999 Phantom Stock Plan provided each non-employee Director with phantom stock. No actual stock of the Company is issued under this plan. Instead, each Director was credited on the day following the Annual Meeting of Stockholders, in an account maintained for the purpose, with the fair market value of shares of the Company’s Common Stock equal to the cash amount of the award. Directors are also credited with the fair market value of shares equal to the amount of the cash dividends which would have been paid if the phantom stock were actual Common Stock. As the actual fair market value of the Company’s Common Stock changes, the credited value of the Director’s phantom stock will change accordingly. When the Director leaves the Board for any reason, including death or disability, the Director will be entitled to be paid, in cash, the entire amount then credited in the account. Since the adoption of the 2008 Equity Incentive Plan, no awards have been granted under the 1999 Phantom Stock Plan.

1997 Directors’ Fee Plan. The 1997 Directors’ Fee Plan provides Directors with payment alternatives for retainer fees payable as a member of the Board or as the Chairman of any committee. Pursuant to the plan, Directors are permitted to receive their retainer fees that are otherwise intended to be paid in cash in a current payment of cash or in a current payment of shares of Common Stock of the Company based upon the fair market value of the Common Stock upon the date of payment of the fee, or to defer payment of the retainer fees for subsequent payment of shares of Common Stock pursuant to a stock deferral election. Payment of Common Stock placed in a deferred stock account will be made in the calendar year following the calendar year during which a Director ceases to be a Director of the Company, including by reason of death or disability.

1993 Non-Employee Directors’ Stock Option Plan. Prior to 2008, the 1993 Non-Employee Directors’ Stock Option Plan, as amended, provided for an annual grant of option shares on the day following the Annual Meeting of Stockholders. All options under such plan are vested. Since the adoption of the 2008 Equity Incentive Plan, no awards have been granted under the 1993 Non-Employee Directors’ Stock Option Plan.

The following table sets forth information with respect to Director compensation during 2009.

Director Compensation

					Change in
	Fees				Pension Value
	Earned				and
	or				Nonqualified
	Paid in	Stock	Option	Non-Equity	Deferred
	Cash	Awards	Awards	Incentive Plan	Compensation	All Other
	($)	($)	($)	Compensation	Earnings	Compensation	Total
Name	(1)	(2)(4)	(3)(4)	($)	($)	($)	($)

J. Rich Alexander	40,625	37,511	—	—	—	—	78,136
Robert Cruickshank	55,000	50,000	—	—	—	—	105,000
Randall Dearth	57,500	50,000	—	—	—	—	107,500
William Lyons	57,500	50,000	—	—	—	—	107,500
William Newlin	50,000	50,000	—	—	—	—	100,000
Julie Roberts	65,000	50,000	—	—	—	—	115,000
Timothy Rupert	55,000	50,000	—	—	—	—	105,000
Seth Schofield	80,000	50,000	—	—	—	—	130,000

(1)	Includes the retainer amount of $50,000 (prorated to $37,500 for Alexander) and additional retainers paid to the Lead Director, Audit Committee Members and Committee Chairpersons.

(2)	Mr. Alexander’s 2009 restricted stock award was prorated to $37,511. The following represents the aggregate phantom stock units held by each non-employee Director as of December 31, 2009: Mr. Cruickshank 10,741; Mr. Dearth 764; Mr. Newlin 3,897; Ms. Roberts 9,048; Mr. Rupert 3,897; and Mr. Schofield 10,669. The following represents the aggregate restricted stock held by each Director as of December 31, 2009: Mr. Alexander 2,870; Mr. Cruickshank 4,756; Mr. Dearth 4,756; Mr. Lyons 4,088; Mr. Newlin 4,756; Ms. Roberts 4,756; Mr. Rupert 4,756; and Mr. Schofield 4,756.

(3)	The following represents the aggregate stock options held by each Director as of December 31, 2009: Mr. Dearth 2,000; Mr. Newlin 16,051; Ms. Roberts 65,670; and Mr. Rupert 16,051.

(4)	Refer to Note 10 to the Company’s Consolidated Financial Statements of its 2009 Form 10-K for the related assumptions pertaining to the Company’s calculation in accordance with Accounting Standards Codification (ASC) 718.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The charter of the Audit Committee was adopted by the Board effective February 6, 2003 (as amended through February 25, 2010) and is reviewed annually by the Audit Committee. The Audit Committee’s mission is to be the principal means by which the Board oversees management’s preparation and public disclosure of financial information about the Company. The objective is to make available to the public financial statements and other financial information that is of high quality, accurate, complete, timely, fairly presented, and complying with all applicable laws and accounting standards.

In overseeing the audit process for the year 2009, the Audit Committee obtained from Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the written disclosures and their letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm communications with the audit committee concerning independence and describing all relationships between the independent registered public accounting firm and the Company that might, in their opinion, bear on their independence. In that letter Deloitte & Touche LLP stated that in their judgment they are, in fact, independent. The Audit Committee discussed with the independent registered public accounting firm the contents of that letter and concurred in the judgment of independence.

The Audit Committee reviewed with the independent registered public accounting firm their audit plan, audit scope and identification of audit risks. Subsequently, the Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2009, first with both management and the independent auditors, and then with the auditors alone. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to PCAOB AU 380, Communication With Audit Committees, and SEC Rule 2-07 of Regulation S-X, including the adoption of, or changes to, the Company’s significant internal auditing and accounting principles and procedures as suggested by the independent registered public accounting firm, internal audit and management and any management letters provided by the independent registered public accounting firm and the response to those letters. This discussion covered the quality, not just the acceptability, of the Company’s financial reporting practices and the completeness and clarity of the related financial disclosures. The Audit Committee also received and discussed, with and without management present, all communications from Deloitte & Touche LLP required by generally accepted auditing standards, including those described in the standards of the Public Company Accounting Oversight Board.

The Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission, and be included in the Company’s annual report to stockholders for the year ended December 31, 2009.

In periodic meetings with the Company’s financial management and the independent registered public accounting firm, the Audit Committee discussed and approved quarterly interim financial information prior to its release to the public. The Audit Committee also performed the other functions required of it by its charter.

Management is responsible for the Company’s financial reporting process including its systems of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not our duty or our responsibility to plan or conduct audits or manage the system of internal controls of the Company. Therefore, we have relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the opinions of the independent registered public accounting firm included in its report on the Company’s financial statements.

JULIE S. ROBERTS, CHAIRPERSON
J. RICH ALEXANDER
RANDALL S. DEARTH
WILLIAM J. LYONS

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 2)

The Audit Committee has appointed Deloitte & Touche LLP as its independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for 2010. Deloitte & Touche LLP audited the financial statements of the Company and its subsidiaries in 2009.

The Board recommends a vote for the ratification of the appointment of Deloitte & Touche LLP and unless otherwise directed therein, the proxies solicited by the Board will be voted “FOR” the ratification of the appointment of Deloitte & Touche LLP. In the event the stockholders fail to ratify the appointment, the Audit Committee will consider such vote in its decision to appoint an independent registered public accounting firm for 2011.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

Certain Fees

The following is a summary of fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively “Deloitte”) for professional services rendered for the fiscal years ended December 31, 2009 and December 31, 2008.

	Fiscal Year Ended	Fiscal Year Ended
	December 31, 2009	December 31, 2008

Audit Fees	$964,386	$958,526
Audit-Related Fees	14,000	55,567
Tax Fees	—	—
All Other Fees	—	—

Total	$978,386	$1,014,093

Audit Fees

Consist of fees related to professional services rendered for the integrated audit of the Company’s consolidated financial statements, reviews of the interim consolidated financial statements included in quarterly reports, comfort letters and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Consist of fees billed for the audit of the Company’s adoption of new accounting rules in 2008, as well as for due diligence relating to certain transactions in 2008.

Tax Fees

Consist of fees billed for professional services for tax advice and tax planning.

All Other Fees

Deloitte did not perform any services for the Company during the fiscal years ended December 31, 2009 or December 31, 2008 other than the services described under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

Policy for Approval of Audit and Non-Audit Fees

In accordance with the Sarbanes-Oxley Act, the Audit Committee pre-approved all audit and non-audit related consulting services provided by the Company’s independent registered public accounting firm. During 2009, the Audit Committee pre-approved the types of non-audit services which Deloitte was to perform during the balance of the year and the anticipated range of fees for each of these categories. In order to deal with the pre-approval process in the most efficient manner, the Audit Committee will employ pre-approval policies in 2010 that comply with applicable Securities and Exchange Commission regulations. The Audit Committee may delegate the pre-approval to one of its members, provided that if such delegation is made, the full Audit Committee at the next regularly scheduled meeting shall be presented with any pre-approval decision made by that member. The Chairperson of the Audit Committee has been delegated the authority to pre-approve work on behalf of the entire committee. A summary of all non-audit related spending is provided to the Audit Committee on a quarterly basis.

The Audit Committee believes that the provision of the above services by Deloitte is compatible with maintaining Deloitte’s independence.

CORPORATE GOVERNANCE

Access to Directors

The stockholders of the Company and other interested parties may communicate directly in writing to the Board by sending such communication to the Board or a particular Director in care of Richard D. Rose, Vice President, General Counsel and Secretary, at the Company’s principal office. At present, such communications will be directly forwarded to the Board or such particular Director, as applicable. The presiding independent Director for executive sessions of non-management Directors is Seth Schofield. The stockholders of the Company may communicate in writing with Mr. Schofield in the manner described above.

Determination of Independence and Related Party Policy

The Board has determined that all of the Directors except Mr. Stanik are independent, after reviewing the facts applicable to each such Director and acknowledging the independence standards contained in the New York Stock Exchange listing requirement. Mr. Yohe, who served on the Board during 2009, was also independent as defined by the New York Stock Exchange standards for director independence.

The Company has a written policy with respect to related party transactions which was adopted by the Board. In general, if a senior officer or Director of the Company, or a member of their immediate family, is involved in a “related party transaction,” the senior officer or Director must report that transaction to the general counsel. The general counsel will then analyze the transaction and determine whether it needs to be brought before the Governance Committee of the Board for approval. A related party transaction is a transaction that would require disclosure either under the rules of the Securities Exchange Commission or the New York Stock Exchange rules of director independence. The statement of policy for related party transactions also provides certain instances in which a related party transaction may be approved by the Governance Committee. The policy requires that any related party transaction be disclosed in the Company’s applicable securities filings, including the proxy statement.

Transactions with Related Persons

From time to time, the Company has entered into, and may in the future, enter into transactions in the ordinary course of business that fall within the definition of related party transactions.

In 2009, LANXESS Corporation (where Mr. Dearth serves as President and Chief Executive Officer) made sales to the Company in an aggregate amount of $236,600 and the Company made sales to LANXESS Corporation in an aggregate amount of $153,987.

Also in 2009, the Company made sales in an aggregate amount of $928,723 to PPG Industries, Inc. (where Mr. Alexander serves as Senior Vice President, Performance Coatings) and its affiliates.

Attendance of Meetings by Directors

The Corporate Governance Guidelines of the Company state that all Directors are expected to attend each Annual Meeting of Stockholders, as well as Board and applicable committee meetings, except in unavoidable circumstances. All Directors, except for Robert L. Yohe, attended the 2009 Annual Meeting of Stockholders.

Corporate Governance Documents

A copy of the current charters of the committees of the Board, the Code of Business Conduct and Ethics (which applies to Directors, officers and employees of the Company), the Supplement to the Code of Business Conduct and Ethics (which applies to the executive officers of the Company), the Director Orientation and Continuing Education Policy and the Corporate Governance Guidelines are available to stockholders at the Company’s website www.calgoncarbon.com, and any of such document is also available in print to any stockholder who requests it by contacting Richard D. Rose, Vice President, General Counsel and Secretary, at the Company’s principal office. The Company intends to disclose any amendment to, or waiver from, a provision of the Company’s Code of Business Conduct and Ethics or Supplement to the Code of Business Conduct and Ethics on the Company’s website within four business days following the date of the amendment or waiver.

Compensation Committee Interlocks and Insider Participation

In 2009, our Compensation Committee consisted of Messrs. Rupert (Chairman), Cruickshank, Schofield and Dearth. Mr. Dearth joined the Compensation Committee as of November 3, 2009. None of the current members of the Committee has ever been an officer or employee of ours or any of our subsidiaries. None of our executive officers serve or have served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Mr. Dearth is the President and Chief Executive Officer of LANXESS Corporation, a chemicals manufacturer. In 2009, LANXESS Corporation made sales to the Company in an aggregate amount of $236,600 and the Company made sales to LANXESS Corporation in an aggregate amount of $153,987.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and Directors, and persons who own more than ten-percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the New York Stock Exchange. Officers, Directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, we believe that all filing requirements applicable to our officers and Directors and ten-percent beneficial owners were complied with during 2009, except as follows: (i) a Form 4 with respect to the grant of restricted shares and stock options in March 2009 was filed late for Mr. Sullivan; and (ii) a Form 4 with respect to the use of shares to pay withholding taxes from the vesting of restricted shares in July 2009 was filed late for Mr. Sheedy.

VOTE REQUIRED

The three nominees for election as Directors in the Class of 2013 at the Annual Meeting who receive the greatest number of votes cast for the election of Directors by the holders of the Company’s Common Stock, present in person or represented by proxy at the meeting and entitled to vote at that meeting, a quorum being present, shall become Directors at the conclusion of the tabulation of votes. Broker non-votes are counted in determining whether a quorum is present for the Annual Meeting.

The proposal to ratify the independent registered public accounting firm will be adopted if a majority of the shares present in person or by proxy vote for the proposal. Since the total shares voted “for,” “against,” or “abstain” are counted to determine the minimum votes required for approval, if a stockholder abstains from voting, it has the same legal effect as voting against the matter. If a broker limits the number of shares voted on the proposal on its proxy card or indicates that the shares represented by the proxy card are not being voted on the proposal, it is considered a broker non-vote. Broker non-votes are counted for purposes of determining a quorum but are not counted as a vote or used to determine the favorable votes required to approve the proposal.

If a stockholder holds shares beneficially in street name and does not provide the stockholder’s broker with voting instructions, such shares may be treated as “broker non-votes.” Generally, broker non-votes occur when a broker is not permitted to vote on a particular matter without instructions from the beneficial owner and instructions have not been given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as the election of Directors, although they may vote their clients’ shares on “routine” proposals such as the ratification of the independent registered public accounting firm. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

OTHER BUSINESS

The Board does not know of any other business to be presented to the Annual Meeting of Stockholders. If any other matters properly come before the meeting, however, the persons named in the enclosed form of proxy will vote the proxy in accordance with their best judgment.

STOCKHOLDER PROPOSALS

If any stockholder wishes to present a proposal to be acted upon at the 2011 Annual Meeting of Stockholders and to include such proposal in the Company’s proxy statement, the proposal must be received by the Secretary of the Company by December 2, 2010 to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to the 2011 Annual Meeting. The 2011 Annual Meeting is expected to be held on or about April 27, 2011.

Section 1.08 of the by-laws of the Company requires that any stockholder intending to present a proposal for action at an Annual Meeting (without including such proposal in the Company’s proxy statement) must give written notice of the proposal, containing the information specified in such Section 1.08, so that it is received by the Company within the notice period determined under such Section 1.08. These notice deadlines will generally be no earlier than 120 days prior to and no later than 60 days prior to, the anniversary of the date of the Company’s Proxy Statement for the Annual Meeting for the previous year, or between November 15, 2010 and January 14, 2011 for the Company’s Annual Meeting in 2011. Any stockholder proposal received by the Secretary of the Company outside such notice period will be considered untimely under Rule 14a-4(c)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

Richard D. Rose
Vice President, General Counsel and Secretary

March 15, 2010

P
R
O
X
Y

CALGON CARBON CORPORATION
Proxy Solicited on Behalf of the Board of Directors of
the Company for Annual Meeting of the Stockholders April 22, 2010
John S. Stanik and Richard D. Rose, or either of them, are hereby appointed for the undersigned, with full power of substitution, to vote all the shares of Common Stock of Calgon Carbon Corporation (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company scheduled for April 22, 2010, and at any adjournment thereof, as directed below and, in their discretion on any matters which may properly come before the meeting.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as specified below. If not specified, the shares represented by this proxy will be voted FOR proposals 1 and 2.
Please mark, sign and date this proxy card below and return it in the enclosed envelope.

Annual Meeting of Stockholders
of
Calgon Carbon Corporation
April 22, 2010
1:00 P.M.
Company’s Office

400 Calgon Carbon Drive

Pittsburgh, Pennsylvania

Please mark

☒	votes as in

this example.
This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted

FOR proposals 1 and 2.

The Board of Directors recommends a vote FOR proposals 1 and 2.

		FOR	WITHHELD
1.	To elect Directors for the class of 2013. The nominees are

	01. Robert W. Cruickshank	☐	☐

	02. Julie S. Roberts	☐	☐

	03. J. Rich Alexander	☐	☐

For, except vote withheld from the following nominee(s):

		FOR	AGAINST	ABSTAIN

2.	Ratification of Deloitte & Touche LLP as independent registered public accounting firm for 2010.	☐	☐	☐

Date:

Signature:

Signature:

Mark box at right if you plan to attend the Annual Meeting         ☐
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.